Exhibit 4.12

DESCRIPTION OF REGISTRANT’S SECURITIES REGISTERED PURSUANT TO SECTION 12 OF THE SECURITIES EXCHANGE ACT OF 1934

The following description of the Company’s registered securities is based upon the Company’s charter (our “charter”), including the Articles Supplementary thereto, the Company’s Amended and Restated Bylaws (our “bylaws”) and applicable provisions of law. The statements below describing the registered securities are, in all respects, subject to and qualified in their entirety by reference to the applicable provisions of our charter (including the applicable articles supplementary) and bylaws.

Authorized Capital Stock

The Company has the authority to issue 750,000,000 shares of common stock, par value $0.01 per share, 384,046,000 shares of excess stock, par value $0.01 per share, and 7,054,000 shares of preferred stock, par value $1.00 per share (the “preferred stock”). Of the authorized shares of preferred stock: (i) 10,307 shares are classified and designated as 5.125% Class L Cumulative Redeemable Preferred Stock, par value $1.00 per share (the “Class L preferred stock”); (ii) 10,350 shares are classified and designated as Class L Excess Preferred Stock, par value $1.00 per share; (iii) 10,557 shares are classified and designated as 5.25% Class M Cumulative Redeemable Preferred Stock, par value $1.00 per share (the “Class M preferred stock”); (iv) 10,580 shares are classified and designated as Class M Excess Preferred Stock, par value $1.00 per share; (v) 1,849 shares are classified and designated as 7.25% Class N Cumulative Convertible Perpetual Preferred Stock, par value $1.00 per share (the “Class N preferred stock”); (vi) 1,849 shares are classified and designated as Class N Excess Cumulative Convertible Perpetual Preferred Stock, par value $1.00 per share; and (vii) 7,008,508 shares are undesignated as to class or series.

Item 601(b)(4)(vi) of Regulation S-K requires a description of each class of equity securities registered under Section 12 of the Exchange Act. Accordingly, because only our common stock and our depositary shares, representing one one-thousandth of a share of Class L preferred stock, Class M preferred stock or Class N preferred stock, are registered, only the terms of our common stock and our depositary shares representing one-one thousandth of a share of Class L preferred stock, Class M preferred stock or Class N preferred stock are described in detail below.

Description of Common Stock

General

Common Stock Outstanding. The outstanding shares of the Company’s common stock are duly authorized, validly issued, fully paid and nonassessable. The Company’s common stock is listed and principally traded on the New York Stock Exchange under the ticker symbol “KIM.”

Voting Rights. The common stock possesses voting rights in the election of directors and in respect of certain other corporate matters, with each share entitling the holder thereof to one vote. Holders of shares of common stock do not have cumulative voting rights in the election of directors, which means that holders of more than 50% of all of the shares of our common stock voting for the election of directors will be able to elect all of the directors if they choose to do so and, accordingly, the holders of the remaining shares will be unable to elect any directors.

Preemptive Rights. Holders of the Company’s common stock have no preemptive right to purchase, subscribe for or otherwise acquire any unissued shares of stock of any class or series or other securities.

Rights upon Liquidation; Appraisal Rights. Upon our liquidation, dissolution or winding-up, holders of common stock will be entitled to share equally and ratably in any assets available for distribution to them, after payment or provision for payment of our debts and other liabilities, and the preferential amounts owing with respect to any of our outstanding preferred stock. Holders of shares of common stock generally do not have appraisal rights.

Transfer Agent and Registrar. EQ Shareowner Services is the transfer agent and registrar for the Company’s common stock.

Dividend Rights. Holders of our common stock will be entitled to receive dividends when, as and if authorized by our Board of Directors and declared by us, out of assets legally available therefor. Payment and declaration of dividends on the common stock and purchases of shares thereof by us will be subject to certain restrictions if we fail to pay dividends on our preferred stock.

Restrictions on Ownership

For us to qualify as a REIT under the Internal Revenue Code of 1986, as amended (the “Code”), not more than 50% in value of our outstanding stock may be owned, actually or constructively, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year. Our stock also must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year. In addition, rent from related party tenants (generally, a tenant of a REIT owned, actually or constructively, 10% or more by the REIT, or a 10% owner of the REIT) is not qualifying income for purposes of the income tests under the Code.

Subject to the exceptions specified in our charter, no holder may beneficially own, or be deemed to own by virtue of the constructive ownership provisions of the Code, more than 9.8% in value of the outstanding shares of our common stock. The constructive ownership rules under the Code are complex and may cause common stock owned actually or constructively by a group of related individuals or entities, or both, to be deemed constructively owned by one individual or entity. As a result, the acquisition of less than 9.8% of our common stock (or the acquisition of an interest in an entity which owns, actually or constructively, our common stock) by an individual or entity could cause that individual or entity (or another individual or entity) to own constructively in excess of 9.8% of our common stock, and thus, subject such common stock to the ownership limit.

Our Board of Directors may waive the ownership limit with respect to a particular stockholder if evidence satisfactory to our Board of Directors and our tax counsel is presented that such ownership will not then, or in the future, jeopardize our status as a REIT. As a condition of any waiver, our Board of Directors may require a ruling from the Internal Revenue Service, opinion of counsel satisfactory to it or an undertaking, or both, from the applicant with respect to preserving our REIT status. The foregoing restrictions on transferability and ownership will not apply if our Board of Directors determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT. If shares of common stock in excess of the ownership limit, or shares which would otherwise cause the REIT to be beneficially owned by fewer than 100 persons or which would otherwise cause us to be “closely held” within the meaning of the Code, or would otherwise result in our failure to qualify as a REIT, are issued or transferred to any person, that issuance or transfer shall be null and void to the intended transferee, and the intended transferee would acquire no rights to the stock. Shares transferred in excess of the ownership limit, or shares which would otherwise cause us to be “closely held” within the meaning of the Code, or would otherwise result in our failure to qualify as a REIT, will automatically be exchanged for shares of a separate class of stock, which we refer to as excess stock, that will be transferred by operation of law to us as trustee for the exclusive benefit of the person or persons to whom the shares are ultimately transferred, until that time as the intended transferee retransfers the shares. While these shares are held in trust, they will not be entitled to vote or to share in any dividends or other distributions (except upon liquidation). The shares may be retransferred by the intended transferee to any person who may hold those shares at a price not to exceed either:

(1)	the price paid by the intended transferee; or
(2)

if the intended transferee did not give value for such shares (through a gift, devise or otherwise), a price per share equal to the market value of the shares on the date of the purported transfer to the intended transferee, at which point the shares will automatically be exchanged for an equal number of shares of ordinary common stock. In addition, such shares of excess stock held in trust are purchasable by us, or our designee, for a 90-day period at a price equal to the lesser of the price paid for the stock by the intended transferee and the market price for the stock on the date we, or our designee, determines to purchase the stock. This period commences on the date of the violative transfer if the intended transferee gives us notice of the transfer, or the date our Board of Directors determines that a violative transfer has occurred if no notice is provided.

All certificates representing shares of common stock will bear a legend referring to the restrictions described above.

All persons who own, directly or by virtue of the attribution provisions of the Code, more than 5% (or such other percentage between 0.5% and 5%, as provided in the Income Tax Regulations promulgated under the Code) of the outstanding shares of common stock must give written notice to us containing the information specified in our charter within 30 days after the close of each year. In addition, each common stockholder shall, upon demand, be required to disclose to us such information with respect to the actual and constructive ownership of shares as we deem necessary to comply with the provisions of the Code applicable to a REIT.

Description of Preferred Stock

General

Rank. Unless otherwise specified in the articles supplementary setting forth the terms of any class or series of preferred stock, the preferred stock will, with respect to rights to the payment of dividends and distribution of our assets and rights upon our liquidation, dissolution or winding-up, rank:

(1)	senior to all classes or series of our common stock and excess stock, and to all of our equity securities, the terms of which provide that those equity securities are junior to the preferred stock;
(2)	on a parity with all of our equity securities other than those referred to in clauses (1) and (3); and
(3)	junior to all of our equity securities, the terms of which provide that those equity securities will rank senior to it.

For these purposes, the term “equity securities” does not include convertible debt securities.

Conversion Rights. The terms and conditions, if any, upon which shares of any class or series of preferred stock are convertible into common stock, debt securities or another class or series of preferred stock or excess stock, will be set forth in the applicable articles supplementary setting forth the terms of any class or series of preferred stock.

Transfer Agent and Registrar. EQ Shareowner Services is the transfer agent and registrar for the Company’s preferred stock.

Restrictions on Ownership

For us to qualify as a REIT under the Code, not more than 50% in value of our outstanding stock may be owned, actually or constructively, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year. Our stock also must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year. In addition, rent from related party tenants (generally, a tenant of a REIT owned, actually or constructively, 10% or more by the REIT, or a 10% owner of the REIT) is not qualifying income for purposes of the income tests under the Code. Therefore, the applicable articles supplementary for each outstanding class of preferred stock contains certain provisions restricting the ownership and transfer of that class of preferred stock. The provisions of the articles supplementary setting forth the terms of the Class L preferred stock and Class M preferred stock relating to the ownership limit for any class or series of preferred stock provide that, subject to some exceptions, no holder of that class or series of preferred stock may beneficially own, or be deemed to own by virtue of the constructive ownership provisions of the Code, preferred stock in excess of the preferred stock ownership limit, equal to 9.8% of the outstanding preferred stock of any class or series. The constructive ownership rules under the Code are complex and may cause preferred stock owned actually or constructively by a group of related individuals and/or entities to be deemed to be constructively owned by one individual or entity. As a result, the acquisition of less than 9.8% of any class or series of our preferred stock (or the acquisition of an interest in an entity which owns, actually or constructively, preferred stock) by an individual or entity could cause that individual or entity (or another individual or entity) to own constructively in excess of 9.8% of that class or series of preferred stock, and thus subject that preferred stock to the preferred stock ownership limit. The provisions of the articles supplementary setting forth the terms of the Class N preferred stock relating to the ownership limit for shares of Class N preferred stock provide that, subject to some exceptions, no holder may own shares of Class N preferred stock in excess of (1) 100% of the then outstanding shares of Class N preferred stock or (2) if fewer, the maximum number of shares of Class N preferred stock that, if then converted into our common stock by the holder, would make such holder the owner of a number of shares of our common stock that would not exceed (a) the ownership limit applicable to our common stock in the charter or, (b) if an excepted holder limit has been created, the excepted holder limit. In addition, no holder may own shares of Class N preferred stock such that the holder would own more than 9.8% of the value of all of the outstanding shares of stock of the Company.

Description of Depositary Shares

General

We have issued and may, in the future, issue depositary shares, each of which represent a fractional interest of a share of a particular class or series of our preferred stock, as specified in the applicable prospectus supplement relating to the depositary shares. Shares of a class or series of preferred stock represented by depositary shares will be deposited under a separate deposit agreement among us, the depositary named therein and the holders from time to time of the depositary receipts issued by the preferred stock depositary which will evidence the depositary shares. Subject to the terms of the deposit agreement, each owner of a depositary receipt will be entitled, in proportion to the fractional interest of a share of a particular class or series of preferred stock represented by the depositary shares evidenced by that depositary receipt, to all the rights and preferences of the class or series of preferred stock represented by those depositary shares (including dividend, voting, conversion, redemption and liquidation rights).

The depositary shares will be evidenced by depositary receipts issued pursuant to the applicable deposit agreement. Immediately following the issuance and delivery of a class or series of preferred stock by us to the preferred stock depositary, we will cause the preferred stock depositary to issue, on our behalf, the depositary receipts. Copies of the applicable form of deposit agreement and depositary receipt may be obtained from us upon request, and the statements made hereunder relating to the deposit agreement and the depositary receipts to be issued thereunder are summaries of certain provisions thereof and do not purport to be complete and are subject to, and qualified in their entirety by reference to, all of the provisions of the applicable deposit agreement and related depositary receipts.

Dividends and Other Distributions

The preferred stock depositary will distribute all cash dividends or other cash distributions received in respect of a class or series of preferred stock to the record holders of depositary receipts evidencing the related depositary shares in proportion to the number of those depositary receipts owned by those holders, subject to certain obligations of holders to file proofs, certificates and other information, and to pay certain charges and expenses to the preferred stock depositary.

In the event of a distribution other than in cash, the preferred stock depositary will distribute property received by it to the record holders of depositary receipts entitled thereto, subject to certain obligations of holders to file proofs, certificates and other information, and to pay certain charges and expenses to the preferred stock depositary, unless the preferred stock depositary determines that it is not feasible to make that distribution, in which case the preferred stock depositary may, with our approval, sell that property and distribute the net proceeds from that sale to those holders.

No distribution will be made in respect of any depositary share to the extent that it represents any class or series of preferred stock converted into excess preferred stock or otherwise converted or exchanged.

Withdrawal of Preferred Stock

Upon surrender of the depositary receipts at the corporate trust office of the preferred stock depositary (unless the related depositary shares have previously been called for redemption or converted into excess preferred stock or otherwise), the holders thereof will be entitled to delivery at that office, to or upon that holder’s order, of the number of whole or fractional shares of the class or series of preferred stock and any money or other property represented by the depositary shares evidenced by those depositary receipts. Holders of depositary receipts will be entitled to receive whole or fractional shares of the related class or series of preferred stock on the basis of the proportion of preferred stock represented by each depositary share, as specified in the applicable prospectus supplement, but holders of those shares of preferred stock will not thereafter be entitled to receive depositary shares therefor. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of shares of preferred stock to be withdrawn, the preferred stock depositary will deliver to that holder at the same time a new depositary receipt evidencing the excess number of depositary shares.

Redemption

Whenever we redeem shares of a class or series of preferred stock held by the preferred stock depositary, the preferred stock depositary will redeem, as of the same redemption date, the number of depositary shares representing shares of the class or series of preferred stock so redeemed, provided we shall have paid in full to the preferred stock depositary the redemption price of the preferred stock to be redeemed plus an amount equal to any accrued and unpaid dividends thereon to the date fixed for redemption. The redemption price per depositary share will be equal to the corresponding proportion of the redemption price and any other amounts per share payable with respect to that class or series of preferred stock. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected pro rata (as nearly as may be practicable without creating fractional depositary shares) or by any other equitable method determined by us that will not result in the issuance of any excess preferred stock.

From and after the date fixed for redemption, all dividends in respect of the shares of a class or series of preferred stock so called for redemption will cease to accrue, the depositary shares so called for redemption will no longer be deemed to be outstanding and all rights of the holders of the depositary receipts evidencing the depositary shares so called for redemption will cease, except the right to receive any moneys payable upon their redemption and any money or other property to which the holders of those depositary receipts were entitled upon their redemption and surrender thereof to the preferred stock depositary.

Voting

Upon receipt of notice of any meeting at which the holders of a class or series of preferred stock deposited with the preferred stock depositary are entitled to vote, the preferred stock depositary will mail the information contained in that notice of meeting to the record holders of the depositary receipts, evidencing the depositary shares which represent that class or series of preferred stock. Each record holder of depositary receipts evidencing depositary shares on the record date (which will be the same date as the record date for that class or series of preferred stock) will be entitled to instruct the preferred stock depositary as to the exercise of the voting rights pertaining to the amount of preferred stock represented by that holder’s depositary shares. The preferred stock depositary will vote the amount of that class or series of preferred stock represented by those depositary shares in accordance with those instructions, and we will agree to take all reasonable action which may be deemed necessary by the preferred stock depositary in order to enable the preferred stock depositary to do so. The preferred stock depositary will abstain from voting the amount of that class or series of preferred stock represented by those depositary shares to the extent it does not receive specific instructions from the holders of depositary receipts evidencing those depositary shares. The preferred stock depositary shall not be responsible for any failure to carry out any instruction to vote, or for the manner or effect of any vote made, as long as that action or non-action is in good faith and does not result from negligence or willful misconduct of the preferred stock depositary.

Liquidation Preference

In the event of our liquidation, dissolution or winding-up, whether voluntary or involuntary, the holders of each depositary receipt will be entitled to the fraction of the liquidation preference accorded each share of preferred stock represented by the depositary shares evidenced by that depositary receipt, as set forth in the applicable prospectus supplement.

Conversion

The depositary shares, as such, are not generally convertible into our common stock or any of our other securities or property, except in connection with certain conversions in connection with the preservation of our status as a REIT, or, in the case of depositary shares representing fractional interests in our Class N preferred stock, at the option of the holder. Nevertheless, if so specified in the applicable prospectus supplement relating to an offering of depositary shares, the depositary receipts may be surrendered by holders thereof to the preferred stock depositary with written instructions to the preferred stock depositary to instruct us to cause conversion of a class or series of preferred stock represented by the depositary shares evidenced by those depositary receipts into whole shares of our common stock, other shares of a class or series of preferred stock (including excess preferred stock) or other shares of stock, and we have agreed that upon receipt of those instructions and any amounts payable in respect thereof, we will cause the conversion thereof utilizing the same procedures as those provided for delivery of preferred stock to effect that conversion. If the depositary shares evidenced by a depositary receipt are to be converted in part only, a new depositary receipt or receipts will be issued for any depositary shares not to be converted. No fractional shares of common stock will be issued upon conversion, and if that conversion would result in a fractional share being issued, an amount will be paid in cash by us equal to the value of the fractional interest based upon the closing price of the common stock on the last business day prior to the conversion.

Amendment and Termination of the Deposit Agreements

The form of depositary receipt evidencing the depositary shares, which represent the preferred stock, and any provision of the applicable deposit agreement may, at any time, be amended by agreement between us and the preferred stock depositary. However, any amendment that materially and adversely alters the rights of the holders of depositary receipts or that would be materially and adversely inconsistent with the rights granted to the holders of the related class or series of preferred stock, will not be effective unless that amendment has been approved by the existing holders of at least two-thirds of the depositary shares evidenced by the depositary receipts then outstanding. No amendment shall impair the right, subject to certain exceptions in the deposit agreement, of any holder of depositary receipts to surrender any depositary receipt with instructions to deliver to the holder the related class or series of preferred stock and all money and other property, if any, represented hereby, except in order to comply with law. Every holder of an outstanding depositary receipt at the time any of those types of amendments becomes effective, shall be deemed, by continuing to hold that depositary receipt, to consent and agree to that amendment and to be bound by the deposit agreement as amended thereby.

We may terminate the deposit agreement upon not less than 30 days’ prior written notice to the preferred stock depositary if:

(1)	such termination is necessary to preserve our status as a REIT; or
(2)

a majority of each class or series of preferred stock subject to that deposit agreement consents to that termination, whereupon the preferred stock depositary shall deliver or make available to each holder of depositary receipts, upon surrender of the depositary receipts held by that holder, that number of whole or fractional shares of each class or series of preferred stock as are represented by the depositary shares evidenced by those depositary receipts together with any other property held by the preferred stock depositary with respect to those depositary receipts.

We have agreed that if the deposit agreement is terminated to preserve our status as a REIT, then we will use our best efforts to list each class or series of preferred stock issued upon surrender of the related depositary shares on a national securities exchange. In addition, the deposit agreement will automatically terminate if:

(1)	all outstanding depositary shares issued thereunder shall have been redeemed;
(2)

there shall have been a final distribution in respect of each class or series of preferred stock subject to that deposit agreement in connection with our liquidation, dissolution or winding-up and that distribution shall have been distributed to the holders of depositary receipts evidencing the depositary shares representing that class or series of preferred stock; or

(3)	each share of preferred stock, subject to that deposit agreement, shall have been converted into our stock not so represented by depositary shares.

Charges of Preferred Stock Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the deposit agreement. In addition, we will pay the fees and expenses of the preferred stock depositary in connection with the performance of its duties under the deposit agreement. However, holders of depositary receipts will pay the fees and expenses of the preferred stock depositary for any duties requested by those holders to be performed, which are outside of those expressly provided for in the deposit agreement.

Description of Class L Preferred Stock and Depositary Shares

General

The Company is authorized to issue 10,307 shares of 5.125% Class L Cumulative Redeemable Preferred Stock, par value $1.00 per share (the “Class L preferred stock”).

Each Class L depositary share represents a 1/1000 fractional interest in a share of Class L preferred stock. The Class L preferred stock has been deposited with Wells Fargo Bank, N.A., as depositary (referred to herein as the preferred stock depositary), under a deposit agreement between us, the preferred stock depositary and the holders from time to time of the depositary receipts issued by the preferred stock depositary thereunder. The depositary receipts evidence the depositary shares. Subject to the terms of the deposit agreement, each holder of a depositary receipt representing a depositary share is entitled to all the rights and preferences of a fractional interest in a share of Class L preferred stock (including dividends, voting, redemption, and liquidation rights and preferences). The Class L depositary shares are listed on the NYSE under the symbol “KIMprL.”

Ranking

With respect to the payment of dividends and distribution of our assets and rights upon liquidation, dissolution or winding-up, the Class L preferred stock ranks: (i) senior to our common stock and to all other equity securities that, by their terms, rank junior to the Class L preferred stock; (ii) on a parity with all equity securities issued by us other than those referred to in clause (i) or clause (iii), including our outstanding Class M preferred stock and Class N preferred stock; and (iii) junior to all equity securities issued by us whose senior ranking is consented to by holders of at least two-thirds of the shares of the Class L preferred stock outstanding at the time. For these purposes, the term “equity securities” does not include convertible debt securities. We currently have no equity securities outstanding senior to the Class L preferred stock.

Dividends

Holders of the Class L preferred stock shall be entitled to receive, when, as and if authorized by our Board of Directors and declared by us, out of funds legally available for payment, cumulative cash dividends at the rate of 5.125% of the $25,000.00 liquidation preference per year (equivalent to an annual rate of $1.28125 per depositary share). Dividends on the Class L preferred stock accrue and are cumulative from, and including, the date of original issue and shall be payable, subject to authorization by our Board of Directors and declaration by us, quarterly in arrears on January 15, April 15, July 15 and October 15 of each year or, if any such date is not a business day, the next succeeding business day. Dividends payable on the Class L preferred stock are computed on the basis of a 360-day year consisting of twelve 30-day months. The preferred stock depositary will distribute cash dividends received in respect of the Class L preferred stock to the record holders of the depositary receipts as of the close of business on the applicable record date, which shall be the first day of the calendar month in which the applicable dividend payment date falls or such other date designated by our Board of Directors for the payment of dividends that is not more than 30, nor less than 10, days prior to the dividend payment date.

No full dividends shall be declared or paid or set apart for payment on any class or series of equity securities ranking, as to dividends or payment upon liquidation, dissolution or winding-up, on a parity with or junior to our Class L preferred stock unless full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for that payment on the Class L preferred stock for all past dividend periods.

When dividends are not paid in full (or a sum sufficient for their full payment is not so set apart) on the Class L preferred stock and any other class or series of equity securities ranking on a parity as to dividends or payment upon liquidation, dissolution or winding-up with the Class L preferred stock, all dividends declared upon the Class L preferred stock and any other such equity securities shall be declared pro rata so that the amount of dividends declared per share on the Class L preferred stock and all other such parity securities shall, in all cases, bear to each other the same ratio that accrued and unpaid dividends per share on the Class L preferred stock and all other such parity securities bear to each other.

Except as provided in the immediately preceding paragraph, unless full cumulative dividends on the Class L preferred stock have been, or contemporaneously are, declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past dividend periods, then no dividends (other than in the form of our common stock or any of our other equity securities ranking junior to the Class L preferred stock as to dividends and upon our liquidation, dissolution or winding-up) shall be declared or paid or set apart for payment or other distribution shall be declared or made upon our common stock, excess stock or any of our other equity securities ranking junior to or on a parity with the Class L preferred stock as to dividends or upon liquidation, dissolution or winding-up, nor shall any common stock, excess stock or any of our other equity securities ranking junior to or on a parity with the Class L preferred stock as to dividends or upon our liquidation, dissolution or winding-up be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any such equity securities) by us (except by conversion into or exchange for other of our equity securities ranking junior to the Class L preferred stock as to dividends and upon our liquidation, dissolution or winding-up).

No dividends on the Class L preferred stock shall be authorized by our Board of Directors or declared by us or be paid or set apart for payment by us at such time as the terms and provisions of any agreement of ours, including any agreement relating to our indebtedness, prohibits the authorization, declaration, payment or setting apart for payment, or provides that the authorization, declaration, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or if the declaration or payment shall be restricted or prohibited by law.

Notwithstanding the foregoing, dividends on the Class L preferred stock will accrue whether or not we have earnings, whether or not there are funds legally available for the payment of the dividends and whether or not the dividends are authorized or declared. Accrued but unpaid dividends on the Class L preferred stock will not bear interest and holders of the Class L preferred stock will not be entitled to any dividends in excess of full cumulative dividends, as described above.

Any dividend payment made on the Class L preferred stock shall first be credited against the earliest accrued but unpaid dividend due with respect to the shares which remains payable.

Liquidation Preference

In the event of any liquidation, dissolution or winding-up of our affairs, subject to the rights of any class or series of equity securities issued by us that rank senior to Class L preferred stock with respect the distribution of assets upon our liquidation, dissolution or winding-up, the holders of the Class L preferred stock are entitled to be paid out of our assets legally available for distribution to our stockholders, liquidating distributions in cash or property at its fair market value as determined by our Board of Directors in the amount of a liquidation preference of $25,000.00 per share (equivalent to $25.00 per depositary share), plus an amount equal to all accrued and unpaid dividends to, but excluding, the date of the liquidation, dissolution or winding-up, before any distribution or payment shall be made to the holders of any common stock, excess stock or any other class or series of equity securities issued by us ranking junior to our Class L preferred stock as to liquidation rights. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of the Class L preferred stock will have no right or claim to any of our remaining assets. Our consolidation or merger with or into any other entity, or the sale, lease, transfer or conveyance of all or substantially all of our property or business, individually or as part of a series of transactions, shall not be deemed to constitute a liquidation, dissolution or winding-up of our affairs.

In the event that, upon any such voluntary or involuntary liquidation, dissolution or winding-up, our legally available assets are insufficient to pay the amount of the liquidating distributions on all outstanding shares of Class L preferred stock and the corresponding amounts payable on all other classes or series of equity securities issued by us ranking on a parity with the Class L preferred stock as to liquidation rights, then the holders of the depositary shares representing the Class L preferred stock and all other classes or series of equity securities issued by us ranking on a parity with the Class L preferred stock as to liquidation rights, including all other preferred stock, shall share ratably in any distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

Optional Redemption

We may redeem, at our option upon not less than 30, nor more than 60, days’ written notice, the Class L preferred stock (and the preferred stock depositary will redeem the number of depositary shares representing the Class L preferred stock so redeemed), in whole or in part, at any time or from time to time, for cash at a redemption price of $25,000.00 per share (equivalent to $25.00 per depositary share), plus accrued and unpaid dividends thereon, if any, to, but excluding, the date fixed for redemption, without interest. If fewer than all of the outstanding shares of Class L preferred stock and depositary shares are to be redeemed, the shares of Class L preferred stock and depositary shares to be redeemed will be determined pro rata (as nearly as practicable without creating fractional shares) or in such other equitable manner prescribed by our Board of Directors that will not result in a violation of the ownership limitations applicable to the Class L preferred stock or by the rules and procedures of the Depository Trust Company (“DTC”). In addition, we may redeem shares of Class L preferred stock at any time in certain circumstances relating to the maintenance of our ability to qualify as a REIT for federal income tax purposes.

We will give the preferred stock depositary prior written notice of redemption of the deposited Class L preferred stock. A similar notice will be mailed by the preferred stock depositary, postage prepaid, not less than 30, nor more than 60, days prior to the date fixed for redemption of the Class L preferred stock and the depositary shares, addressed to the respective holders of depositary shares to be redeemed at their respective addresses shown on the records of the preferred stock depositary. The notice of redemption may be contingent on the occurrence of a future event. No failure to give notice or any defect of the notice or in the mailing of the notice shall affect the validity of the proceedings for the redemption of any shares of Class L preferred stock except as to the holder to whom notice was defective or not given. Each notice shall state:

●	the date fixed for redemption of the Class L preferred stock and the depositary shares;
●	the redemption price;
●	the total number of shares of Class L preferred stock and the number of depositary shares to be redeemed;
●	the place or places where certificates representing the Class L preferred stock and the depositary receipts are to be surrendered for payment of the redemption price; and
●	that dividends on the shares to be redeemed will cease to accrue on the redemption date.

The notice mailed to each holder shall also specify the number of shares of Class L preferred stock and depositary shares to be redeemed from each holder.

On or after the redemption date, each holder of Class L preferred stock to be redeemed must present and surrender the certificates representing the Class L preferred stock at the place designated in the redemption notice, and then the redemption price of such Class L preferred stock and any accrued and unpaid dividends payable upon such redemption will be paid to the person who presented and surrendered such certificates, and each surrendered certificate will be canceled. Similarly, on or after the redemption date, each holder of depositary receipts representing depositary shares to be redeemed must present and surrender the depositary receipts representing depositary shares at the place designated in the redemption notice, and then the redemption price of such depositary shares and any accrued and unpaid dividends payable upon such redemption will be paid to the person who presented and surrendered such depositary receipts, and each surrendered depositary receipt will be canceled. In the event that fewer than all the shares of Class L preferred stock or depositary shares represented by any certificate or depositary receipt are to be redeemed, a new certificate or depositary receipt will be issued representing the unredeemed shares of preferred stock or depositary shares, as the case may be.

At our election, we may, prior to the redemption date, irrevocably deposit cash in an amount equal to the redemption price (including accrued and unpaid dividends) of the Class L preferred stock called for redemption in trust for the holders thereof with a bank or trust company, in which case the notice to holders of the Class L preferred stock and depositary shares to be redeemed will:

●	specify the office of such bank or trust company as the place of payment of the redemption price; and
●

call upon such holders to surrender the certificates or depositary receipts, as the case may be, representing such shares at such place on or about the date fixed in such redemption notice (which may not be later than the redemption date) against payment of the redemption price (including all accrued and unpaid dividends up to, but excluding, the redemption date). Subject to applicable law, any moneys deposited which remain unclaimed at the end of two years after the redemption date will be returned to us by such bank or trust company.

The holders of depositary shares at the close of business on a record date of any dividend will be entitled to receive the dividend payable with respect to the Class L preferred stock represented thereby on the corresponding payment date, notwithstanding the redemption thereof between such dividend record date and the corresponding dividend payment date. Except as provided above, we will make no payment or allowance for unpaid dividends, whether or not in arrears, on shares of Class L preferred stock to be redeemed.

If notice of redemption of any shares of Class L preferred stock has been given and if the funds necessary for that redemption have been set apart by us in trust for the benefit of the holders of any shares of Class L preferred stock so called for redemption, then from and after the redemption date, dividends will cease to accrue on those shares of Class L preferred stock, those shares of Class L preferred stock will no longer be deemed outstanding and such shares will not thereafter be transferred (except with our consent) on our books, and all rights of the holders of those shares will terminate, except the right to receive the redemption price (including all accrued and unpaid dividends up to, but excluding, the redemption date).

Notwithstanding the foregoing, unless full cumulative dividends on all outstanding shares of Class L preferred stock have been, or contemporaneously are, declared and paid or declared and a sum sufficient for the payment set apart for payment for all past dividend periods, no shares of Class L preferred stock or depositary shares representing Class L preferred stock will be redeemed unless all outstanding shares of Class L preferred stock and depositary shares representing Class L preferred stock are simultaneously redeemed. Unless full cumulative dividends on all outstanding Class L preferred stock and depositary shares representing Class L preferred stock have been, or contemporaneously are, declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past dividend periods, we will not purchase or otherwise acquire, directly or indirectly, any shares of Class L preferred stock or depositary shares representing Class L preferred stock (except by conversion into or exchange for equity securities ranking junior to the Class L preferred stock as to dividend and liquidation rights). However, the foregoing will not prevent the purchase or acquisition of shares of Class L preferred stock or depositary shares representing Class L preferred stock pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of Class L preferred stock and depositary shares representing Class L preferred stock.

The Class L preferred stock and the depositary shares have no stated maturity date and will not be subject to any sinking fund or mandatory redemption provisions (except in connection with the preservation of our REIT status).

Voting Rights

Except as indicated herein, the holders of the depositary shares representing the Class L preferred stock have no voting rights. On any matter on which the Class L preferred stock is entitled to vote, each share of Class L preferred stock is entitled to one thousand votes. As a result, each depositary share will be entitled to one vote on each matter for which the holders of shares of Class L preferred stock are entitled to vote.

If and whenever dividends payable on the Class L preferred stock are in arrears for six or more dividend periods, whether or not consecutive, holders of Class L preferred stock (voting together as a class with holders of Class M preferred stock, Class N preferred stock and all other classes or series of preferred stock upon which like voting rights have been conferred and are exercisable) will be entitled to elect two additional directors to serve on our Board of Directors until we pay all accrued and unpaid dividends on the Class L preferred stock to which the holders of such Class L preferred stock are entitled.

So long as any Class L preferred stock remains outstanding, we will not, without the affirmative vote or consent of the holders of at least two-thirds of the shares of Class L preferred stock outstanding at the time, given in person or by proxy, either in writing or at a meeting (with the holders of Class L preferred stock voting separately as a class): (i) authorize or create, or increase the authorized or issued amount of, any class or series of equity securities issued by us that rank senior to Class L preferred stock with respect to payment of dividends or the distribution of assets upon our liquidation, dissolution or winding-up, or reclassify any of our authorized stock into such equity securities or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such equity securities; or (ii) amend, alter or repeal the provisions of the Charter, whether by merger, consolidation or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of the holders of Class L preferred stock; except that (1) with respect to the occurrence of any of the events described in (ii) above, so long as the Class L preferred stock remains outstanding with the terms of the Class L preferred stock materially unchanged or is converted into a security in another entity with the terms materially unchanged, the occurrence of such event will not be deemed to materially and adversely affect the rights, preferences, privileges or voting powers of holders of Class L preferred stock and (2) (A) any increase in the amount of the authorized shares of Class L preferred stock or the authorization or issuance of any other class or series of equity securities or (B) any increase in the number of authorized shares of Class L preferred stock or any other class or series of equity securities, in each case ranking on a parity with or junior to the Class L preferred stock with respect to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding-up, will not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which the vote would otherwise be required shall be effected, all outstanding shares of Class L preferred stock shall have been redeemed or called for redemption and sufficient funds shall have been deposited in trust to effect the redemption.

Conversion

The Class L preferred stock and the depositary shares representing Class L preferred stock are not convertible into or exchangeable for any other property or securities, except that, in limited circumstances, the Class L preferred stock and the depositary shares representing Class L preferred stock may be automatically converted into Class L excess preferred stock or depositary shares representing Class L excess preferred stock, as applicable.

Description of Class M Preferred Stock and Depositary Shares

General

The Company is authorized to issue 10,557 shares of 5.25% Class M Cumulative Redeemable Preferred Stock, par value $1.00 per share (the “Class M preferred stock”).

Each Class M depositary share represents a 1/1000 fractional interest in a share of Class M preferred stock. The Class M preferred stock has been deposited with Wells Fargo Bank, N.A., as depositary (referred to herein as the preferred stock depositary), under a deposit agreement between us, the preferred stock depositary and the holders from time to time of the depositary receipts issued by the preferred stock depositary thereunder. The depositary receipts evidence the depositary shares. Subject to the terms of the deposit agreement, each holder of a depositary receipt representing a depositary share is entitled to all the rights and preferences of a fractional interest in a share of Class M preferred stock (including dividends, voting, redemption and liquidation rights and preferences). The Class M depositary shares are listed on the NYSE under the symbol “KIMprM”.

Ranking

With respect to the payment of dividends and distribution of our assets and rights upon liquidation, dissolution or winding-up, the Class M preferred stock ranks: (i) senior to our common stock and to all other equity securities that, by their terms, rank junior to the Class M preferred stock; (ii) on a parity with all equity securities issued by us, other than those referred to in clause (i) or clause (iii), including our outstanding Class L preferred stock and Class N preferred stock; and (iii) junior to all equity securities issued by us whose senior ranking is consented to by holders of at least two-thirds of the shares of the Class M preferred stock outstanding at the time. For these purposes, the term “equity securities” does not include convertible debt securities. We currently have no equity securities outstanding senior to the Class M preferred stock.

Dividends

Holders of the Class M preferred stock shall be entitled to receive, when, as and if authorized by our Board of Directors and declared by us, out of funds legally available for payment, cumulative cash dividends at the rate of 5.25% of the $25,000.00 liquidation preference per year (equivalent to an annual rate of $1.3125 per depositary share). Dividends on the Class M preferred stock accrue and are cumulative from, and including, the date of original issue, and shall be payable, subject to authorization by our Board of Directors and declaration by us, quarterly in arrears on January 15, April 15, July 15 and October 15 of each year or, if any such date is not a business day, the next succeeding business day. Dividends payable on the Class M preferred stock will be computed on the basis of a 360-day year consisting of twelve 30-day months. The preferred stock depositary will distribute cash dividends received in respect of the Class M preferred stock to the record holders of the depositary receipts as of the close of business on the applicable record date, which shall be the first day of the calendar month in which the applicable dividend payment date falls, or such other date designated by our Board of Directors for the payment of dividends that is not more than 30, nor less than 10, days prior to the dividend payment date.

No full dividends shall be declared or paid or set apart for payment on any class or series of equity securities ranking, as to dividends or payment upon liquidation, dissolution or winding-up, on a parity with or junior to our Class M preferred stock unless full cumulative dividends have been, or contemporaneously are, declared and paid or declared and a sum sufficient for the payment thereof set apart for that payment on the Class M preferred stock for all past dividend periods.

When dividends are not paid in full (or a sum sufficient for their full payment is not so set apart) on the Class M preferred stock and any other class or series of equity securities ranking on a parity as to dividends or payment upon liquidation, dissolution or winding-up with the Class M preferred stock, all dividends declared upon the Class M preferred stock and any other such equity securities shall be declared pro rata so that the amount of dividends declared per share on the Class M preferred stock, and all other such parity securities shall in all cases bear to each other the same ratio that accrued and unpaid dividends per share on the Class M preferred stock and all other such parity securities bear to each other.

Except as provided in the immediately preceding paragraph, unless full cumulative dividends on the Class M preferred stock have been, or contemporaneously are, declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past dividend periods, then no dividends (other than in the form of our common stock or any of our other equity securities ranking junior to the Class M preferred stock as to dividends and upon our liquidation, dissolution or winding-up) shall be declared or paid or set apart for payment or other distribution shall be declared or made upon our common stock, excess stock or any of our other equity securities ranking junior to or on a parity with the Class M preferred stock as to dividends or upon liquidation, dissolution or winding-up, nor shall any common stock, excess stock or any of our other equity securities ranking junior to or on a parity with the Class M preferred stock as to dividends or upon our liquidation, dissolution or winding-up be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any such equity securities) by us (except by conversion into or exchange for other of our equity securities ranking junior to the Class M preferred stock as to dividends and upon our liquidation, dissolution or winding-up).

No dividends on the Class M preferred stock shall be authorized by our Board of Directors or declared by us or be paid or set apart for payment by us at such time as the terms and provisions of any agreement of ours, including any agreement relating to our indebtedness, prohibits the authorization, declaration, payment or setting apart for payment, or provides that the authorization, declaration, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or if the declaration or payment shall be restricted or prohibited by law.

Notwithstanding the foregoing, dividends on the Class M preferred stock will accrue whether or not we have earnings, whether or not there are funds legally available for the payment of the dividends and whether or not the dividends are authorized or declared. Accrued but unpaid dividends on the Class M preferred stock will not bear interest, and holders of the Class M preferred stock will not be entitled to any dividends in excess of full cumulative dividends, as described above.

Any dividend payment made on the Class M preferred stock shall first be credited against the earliest accrued but unpaid dividend due with respect to the shares which remains payable.

Liquidation Preference

In the event of any liquidation, dissolution or winding-up of our affairs, subject to the rights of any class or series of equity securities issued by us that rank senior to Class M preferred stock with respect to the distribution of assets upon our liquidation, dissolution or winding-up, the holders of the Class M preferred stock are entitled to be paid out of our assets legally available for distribution to our stockholders liquidating distributions in cash or property at its fair market value, as determined by our Board of Directors in the amount of a liquidation preference of $25,000.00 per share (equivalent to $25.00 per depositary share), plus an amount equal to all accrued and unpaid dividends to, but excluding, the date of the liquidation, dissolution or winding-up, before any distribution or payment shall be made to the holders of any common stock, excess stock or any other class or series of equity securities issued by us ranking junior to our Class M preferred stock as to liquidation rights. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of the Class M preferred stock will have no right or claim to any of our remaining assets. Our consolidation or merger with or into any other entity or the sale, lease, transfer or conveyance of all or substantially all of our property or business, individually or as part of a series of transactions, shall not be deemed to constitute a liquidation, dissolution or winding-up of our affairs.

In the event that, upon any such voluntary or involuntary liquidation, dissolution or winding-up, our legally available assets are insufficient to pay the amount of the liquidating distributions on all outstanding shares of Class M preferred stock and the corresponding amounts payable on all other classes or series of equity securities issued by us ranking on a parity with the Class M preferred stock as to liquidation rights, then the holders of the depositary shares representing the Class M preferred stock and all other classes or series of equity securities issued by us ranking on a parity with the Class M preferred stock as to liquidation rights, including all other preferred stock, shall share ratably in any distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

Optional Redemption

We may redeem, at our option upon not less than 30, nor more than 60, days’ written notice, the Class M preferred stock (and the preferred stock depositary will redeem the number of depositary shares representing the Class M preferred stock so redeemed), in whole or in part, at any time or from time to time, for cash at a redemption price of $25,000.00 per share (equivalent to $25.00 per depositary share), plus accrued and unpaid dividends thereon, if any, to, but excluding, the date fixed for redemption, without interest. If fewer than all of the outstanding shares of Class M preferred stock and depositary shares are to be redeemed, the shares of Class M preferred stock and depositary shares to be redeemed will be determined by lot (as nearly as practicable without creating fractional shares) or in such other equitable manner prescribed by our Board of Directors that will not result in a violation of the ownership limitations applicable to the Class M preferred stock or by the rules and procedures of DTC. In addition, we may redeem shares of Class M preferred stock at any time in certain circumstances relating to the maintenance of our ability to qualify as a REIT for federal income tax purposes.

We will give the preferred stock depositary prior written notice of redemption of the deposited Class M preferred stock. A similar notice will be mailed by the preferred stock depositary, postage prepaid, not less than 30, nor more than 60, days prior to the date fixed for redemption of the Class M preferred stock and the depositary shares, addressed to the respective holders of depositary shares to be redeemed at their respective addresses shown on the records of the preferred stock depositary. The notice of redemption may be contingent on the occurrence of a future event. No failure to give notice or any defect of the notice or in the mailing of the notice shall affect the validity of the proceedings for the redemption of any shares of Class M preferred stock, except as to the holder to whom notice was defective or not given. Each notice shall state:

●	the date fixed for redemption of the Class M preferred stock and the depositary shares;
●	the redemption price;
●	the total number of shares of Class M preferred stock and the number of depositary shares to be redeemed;
●	the place or places where certificates representing the Class M preferred stock and the depositary receipts are to be surrendered for payment of the redemption price; and
●	that dividends on the shares to be redeemed will cease to accrue on the redemption date.

The notice mailed to each holder shall also specify the number of shares of Class M preferred stock and depositary shares to be redeemed from each holder.

On or after the redemption date, each holder of Class M preferred stock to be redeemed must present and surrender the certificates representing the Class M preferred stock at the place designated in the redemption notice, and then the redemption price of such Class M preferred stock and any accrued and unpaid dividends payable upon such redemption will be paid to the person who presented and surrendered such certificates, and each surrendered certificate will be canceled. Similarly, on or after the redemption date, each holder of depositary receipts representing depositary shares to be redeemed must present and surrender the depositary receipts representing depositary shares at the place designated in the redemption notice, and then the redemption price of such depositary shares and any accrued and unpaid dividends payable upon such redemption will be paid to the person who presented and surrendered such depositary receipts, and each surrendered depositary receipt will be canceled. In the event that fewer than all the shares of Class M preferred stock or depositary shares represented by any certificate or depositary receipt are to be redeemed, a new certificate or depositary receipt will be issued, representing the unredeemed shares of preferred stock or depositary shares, as the case may be.

At our election, we may, prior to the redemption date, irrevocably deposit cash in an amount equal to the redemption price (including accrued and unpaid dividends) of the Class M preferred stock called for redemption in trust for the holders thereof with a bank or trust company, in which case the notice to holders of the Class M preferred stock and depositary shares to be redeemed will:

●	specify the office of such bank or trust company as the place of payment of the redemption price; and
●

call upon such holders to surrender the certificates or depositary receipts, as the case may be, representing such shares at such place on or about the date fixed in such redemption notice (which may not be later than the redemption date) against payment of the redemption price (including all accrued and unpaid dividends up to, but excluding, the redemption date). Subject to applicable law, any moneys deposited which remain unclaimed at the end of two years after the redemption date will be returned to us by such bank or trust company.

The holders of depositary shares at the close of business on a record date of any dividend will be entitled to receive the dividend payable with respect to the Class M preferred stock represented thereby on the corresponding payment date, notwithstanding the redemption thereof between such dividend record date and the corresponding dividend payment date. Except as provided above, we will make no payment or allowance for unpaid dividends, whether or not in arrears, on shares of Class M preferred stock to be redeemed.

If notice of redemption of any shares of Class M preferred stock has been given and if the funds necessary for that redemption have been set apart by us in trust for the benefit of the holders of any shares of Class M preferred stock so called for redemption, then from and after the redemption date, dividends will cease to accrue on those shares of Class M preferred stock, those shares of Class M preferred stock will no longer be deemed outstanding and such shares will not thereafter be transferred (except with our consent) on our books, and all rights of the holders of those shares will terminate, except the right to receive the redemption price (including all accrued and unpaid dividends up to, but excluding, the redemption date).

Notwithstanding the foregoing, unless full cumulative dividends on all outstanding shares of Class M preferred stock have been or contemporaneously are paid or declared and a sum sufficient for the payment set apart for payment for all past dividend periods, no shares of Class M preferred stock or depositary shares representing Class M preferred stock will be redeemed unless all outstanding shares of Class M preferred stock and depositary shares representing Class M preferred stock are simultaneously redeemed. Unless full cumulative dividends on all outstanding Class M preferred stock and depositary shares representing Class M preferred stock have been, or contemporaneously are, paid or declared, and a sum sufficient for the payment thereof set apart for payment for all past dividend periods, we will not purchase or otherwise acquire, directly or indirectly, any shares of Class M preferred stock or depositary shares representing Class M preferred stock (except by conversion into, or exchange for, equity securities ranking junior to the Class M preferred stock as to dividend and liquidation rights). However, the foregoing will not prevent the purchase or acquisition of shares of Class M preferred stock or depositary shares representing Class M preferred stock pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of Class M preferred stock and depositary shares representing Class M preferred stock.

The Class M preferred stock and the depositary shares have no stated maturity date and will not be subject to any sinking fund or mandatory redemption provisions (except in connection with the preservation of our REIT status).

Voting Rights

Except as indicated herein, the holders of the depositary shares representing the Class M preferred stock will have no voting rights. On any matter on which the Class M preferred stock is entitled to vote, each share of Class M preferred stock shall be entitled to one thousand votes. As a result, each depositary share will be entitled to one vote on each matter for which the holders of shares of Class M preferred stock are entitled to vote.

If and whenever dividends payable on the Class M preferred stock are in arrears for six or more dividend periods, whether or not consecutive, holders of Class M preferred stock (voting together as a class with holders of Class L preferred stock, Class N preferred stock and all other classes or series of preferred stock upon which like voting rights have been conferred and are exercisable) will be entitled to elect two additional directors to serve on our Board of Directors until we pay all accrued and unpaid dividends on the Class M preferred stock to which the holders of such Class M preferred stock are entitled.

So long as any Class M preferred stock remains outstanding, we will not, without the affirmative vote or consent of the holders of at least two-thirds of the shares of Class M preferred stock outstanding at the time, given in person or by proxy, either in writing or at a meeting (with the holders of Class M preferred stock voting separately as a class): (i) authorize or create, or increase the authorized or issued amount of, any class or series of equity securities issued by us that rank senior to Class M preferred stock with respect to payment of dividends or the distribution of assets upon our liquidation, dissolution or winding-up, or reclassify any of our authorized stock into such equity securities or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such equity securities; or (ii) amend, alter or repeal the provisions of the Charter, whether by merger, consolidation, or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of the holders of Class M preferred stock; except that (1) with respect to the occurrence of any of the events described in (ii) above, so long as the Class M preferred stock remains outstanding with the terms of the Class M preferred stock materially unchanged or is converted into a security in another entity with the terms materially unchanged, the occurrence of such event will not be deemed to materially and adversely affect the rights, preferences, privileges or voting powers of holders of Class M preferred stock and (2) (A) any increase in the amount of the authorized shares of Class M preferred stock or the authorization or issuance of any other class or series of equity securities or (B) any increase in the number of authorized shares of Class M preferred stock or any other class or series of equity securities, in each case ranking on a parity with or junior to the Class M preferred stock with respect to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding-up, will not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which the vote would otherwise be required shall be effected, all outstanding shares of Class M preferred stock shall have been redeemed or called for redemption and sufficient funds shall have been deposited in trust to effect the redemption.

Conversion

The Class M preferred stock and the depositary shares representing Class M preferred stock are not convertible into, or exchangeable for, any other property or securities, except that, in limited circumstances, the Class M preferred stock and the depositary shares representing Class M preferred stock may be automatically converted into Class M excess preferred stock or depositary shares representing Class M excess preferred stock, as applicable.

Description of Class N Preferred Stock and Depositary Shares

General

The Company is authorized to issue 1,849 shares of 7.25% Class N Cumulative Convertible Perpetual Preferred Stock, par value $1.00 per share (the “Class N preferred stock”).

Each Class N depositary share represents a 1/1000 fractional interest in a share of Class N preferred stock. The Class N preferred stock has been deposited with Equiniti Trust Company, LLC, as depositary (referred to herein as the preferred stock depositary), under a deposit agreement between us, the preferred stock depositary and the holders from time to time of the depositary receipts issued by the preferred stock depositary thereunder. The depositary receipts evidence the depositary shares. Subject to the terms of the deposit agreement, each holder of a depositary receipt representing a depositary share is entitled to all the rights and preferences of a fractional interest in a share of Class N preferred stock (including dividends, voting, conversion, redemption and liquidation rights and preferences). The Class N depositary shares are listed on the NYSE under the symbol “KIMprN.”

Ranking

With respect to the payment of dividends and distribution of assets and rights upon voluntary or involuntary liquidation, dissolution or winding up, the Class N preferred stock ranks (i) senior to our common stock and each other class or series of shares of our stock issued after January 2, 2024, the terms of which do not expressly provide that such class or series of shares of stock ranks senior to or on parity with the Class N preferred stock as to dividend rights or rights upon our liquidation, winding up or dissolution, (ii) on a parity, in all respects, with the Class L preferred Stock, the Class M preferred stock and each other class or series of our stock issued after January 2, 2024, in compliance with the terms of the Class N preferred stock, the terms of which expressly provide that such class or series will rank on parity with the Class N preferred stock as to dividend rights or rights upon our voluntary or involuntary liquidation, winding up or dissolution and (iii) junior to each class or series of our stock issued after January 2, 2024, in compliance with the terms of the Class N preferred stock, the terms of which expressly provide that such class or series will rank senior to the Class N preferred stock as to dividend rights or rights upon our voluntary or involuntary liquidation, winding up or dissolution. We currently have no equity securities outstanding senior to the Class N preferred stock.

Dividends

Holders of shares of Class N preferred stock shall be entitled to receive, when, as and if authorized by our Board of Directors and declared by us, out of funds legally available for payment, quarterly, cumulative preferential cash dividends, in an amount per share equal to 7.25% of the $50,000 liquidation preference per annum (equivalent to a fixed annual amount of $3,625.00 per share or $3.625 per depositary share), payable in equal amounts of $906.25 per share of Class N preferred stock quarterly. Dividends on the shares of Class N preferred stock shall begin to accrue and will be fully cumulative starting from the date of original issue and shall be payable, subject to authorization by our Board of Directors, in equal amounts in arrears on January 15, April 15, July 15 and October 15 of each year or, if any such date is not a business day, the next succeeding business day, and no interest or additional dividends or other sums shall accrue on the amount so payable from such date to such next succeeding Business Day. Any dividend payable on the shares of Class N preferred stock for any partial dividend period that ends prior to a dividend payment date will be prorated and computed on the basis of a 360-day year consisting of twelve 30-day months. The preferred stock depositary will distribute cash dividends received in respect of the Class N preferred stock to the record holders of the depositary receipts at the close of business on the applicable record date, which will be the 20th day of the calendar month immediately preceding the month in which the applicable dividend payment date falls or such other date designated by our Board of Directors that is not more than 30, nor less than 10, days prior to the applicable dividend payment date.

When dividends are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the shares of Class N preferred stock and any other class or series of our stock ranking on a parity as to the payment of dividends with the shares of Class N preferred stock (which we refer to as “dividend parity stock”), all dividends declared upon the shares of Class N preferred stock and dividend parity stock will be declared pro rata so that the amount of dividends declared per share of Class N preferred stock and per share of such dividend parity stock will in all cases bear to each other the same ratio that accumulated dividends per share of Class N preferred stock and accumulated dividends per share of such other dividend parity stock (which shall not include any accrual in respect of unpaid dividends for prior dividend periods if such dividend parity stock does not have a cumulative dividend) bear to each other.

Except as provided in the immediately preceding paragraph, no dividends or other distributions (other than a dividend or other distribution payable solely in parity stock or junior stock (in the case of parity stock) or junior stock (in the case of junior stock) and cash in lieu of fractional shares) will be declared or paid or set apart for payment on any parity stock or junior stock, nor may any parity stock or junior stock be redeemed, purchased or otherwise acquired for any consideration (or any money paid to or made available for a sinking fund for the redemption of any parity stock or junior stock) by us or on our behalf (except by conversion into or exchange for parity stock or junior stock (in the case of parity stock) or junior stock (in the case of junior stock)) unless full accumulated dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for such payment on the Class N preferred stock and any dividend parity stock for all dividend periods ending on or prior to the date of such declaration, payment, set apart, redemption, purchase or acquisition, provided, that the foregoing restriction will not limit the acquisition of parity stock or junior stock solely to the extent necessary to preserve our qualification as a REIT.

No dividends on the shares of Class N preferred stock shall be declared or paid or set apart for payment by our Board of Directors if such declaration, payment or setting apart for payment would violate any of our agreements or is restricted or prohibited by law.

Notwithstanding the foregoing, dividends on the shares of Class N preferred stock will accrue whether or not we have earnings, whether or not there are funds legally available for the payment thereof and whether or not such dividends are declared. Accrued but unpaid dividends on the shares of Class N preferred stock will not bear interest, and holders of the Class N preferred stock will not be entitled to any dividends in excess of full cumulative dividends, as described above.

Any dividend payment made on the shares of Class N preferred stock shall first be credited against the earliest accumulated but unpaid dividend due with respect to such shares which remains payable.

Liquidation Preference

In the event of any liquidation, dissolution or winding-up of our affairs, the holders of the shares of Class N preferred stock will be entitled to receive and to be paid out of our assets legally available for distribution to our stockholders remaining after payment or provisions for payment of all of our debts and other liabilities liquidating distributions, in cash or property at its fair market value as determined by our Board of Directors, in the amount of a liquidation preference of $50,000.00 per share (equivalent to $50.00 per depositary share), plus an amount equal to any accumulated and accrued dividends (whether or not earned or declared) to (but not including) the date of payment, before any payment or distribution of assets is made to holders of junior stock, but subject to the preferential rights of the holders of any class or series of senior stock. Upon the payment in full of such liquidation preference and all such accumulated and accrued dividends to which they are entitled, the holders of shares of Class N preferred stock will have no right or claim to any of our remaining assets. None of (i) our consolidation or merger with or into another entity, (ii) a statutory share exchange by us or (iii) the voluntary sale, lease or conveyance of all or substantially all of our property or business will be deemed to constitute a liquidation, dissolution or winding up of our affairs.

If, upon any liquidation, dissolution or winding-up of our affairs, our assets available for distribution to the holders of Class N preferred stock shall be insufficient to permit payment in full to such holders the sums that such holders are entitled to receive in such case (including, if applicable, accumulated dividends and accrued dividends), then all of the assets available for distribution to the holders of Class N preferred stock shall be distributed among and paid to such holders ratably in proportion to the respective amounts that would be payable to such holders if such assets were sufficient to permit payment in full; provided that all such distributions and payments to the holders of Class N preferred stock shall be made on a pari passu basis with the holders of parity stock, including all other preferred stock.

Redemption

The shares of Class N preferred stock are not redeemable by us. However, under certain circumstances, we may, at our option, cause all outstanding shares of Class N preferred stock to be converted into shares of our common stock as described below under “–Mandatory Conversion.”

Subject to applicable law, we may purchase shares of Class N preferred stock in the open market, by tender or by private agreement. Any shares of Class N preferred stock that we reacquire will be retired and reclassified as authorized but unissued shares of preferred stock, without designation as to class or series, and may thereafter be reissued as any class or series of preferred stock.

Voting Rights

Except as indicated herein, the holders of the depositary shares representing the Class N preferred stock have no voting rights. On any matter on which the Class N preferred stock is entitled to vote, each share of Class N preferred stock is entitled to one thousand votes, unless the outstanding parity voting preferred has similar vested and continuing voting rights, in which case each share of Class N preferred stock shall be entitled to one thousand votes for each $50,000.00 of liquidation preference. As a result, each depositary share will be entitled to one vote on each matter for which the holders of shares of Class N preferred stock are entitled to vote.

Whenever dividends on any shares of Class N preferred stock are in arrears for six or more quarterly periods, the number of directors then constituting our Board of Directors will increase by two (if not already increased by reason of a similar arrearage with respect to any class or series of preferred stock that are parity stock upon which voting rights equivalent to the voting rights of the Class N preferred stock have been conferred and are exercisable, including the Class L preferred stock and the Class M preferred stock (which we refer to as “parity voting preferred”)) and the holders of Class N preferred stock (voting separately as a class with holders of all parity voting preferred) will be entitled to vote for the election of a total of two additional directors to serve on our Board of Directors until all dividends accumulated on the Class N preferred stock and such parity voting preferred for the then current dividend period either have been fully paid or have been declared and a sum sufficient for the payment thereof set aside for payment.

So long as any Class N preferred stock remains outstanding, we will not, without the affirmative vote or consent of the holders of at least two-thirds of the shares of Class N preferred stock outstanding at the time, given in person or by proxy, either in writing or at a meeting (with the holders of Class N preferred stock voting separately as a class), (i) authorize, create or issue, or increase the authorized or issued amount of, any shares of senior stock, or reclassify any authorized shares of stock into senior stock, or create, authorize or issue any obligation or security convertible or exchangeable into or evidencing the right to purchase any shares of senior stock; or (ii) repeal, amend or otherwise change any provision of our charter, including the terms of the Class N preferred stock, in any manner, whether by merger or consolidation or otherwise, that adversely affects the powers, preferences, or other special rights or privileges of the Class N preferred stock or its holders; provided, however, that any increase in the amount of the authorized shares of preferred stock or the creation or issuance of other series of parity stock or junior stock, any increase in the amount of authorized shares of parity stock or junior stock, and any increase in the amount of authorized shares of Class N preferred stock will not require the consent of the holders of Class N preferred stock and shall not be deemed to adversely affect such powers, preferences, or other special rights or privileges.

Notwithstanding the foregoing, in the event of a merger or consolidation involving the Company, a sale of all or substantially all of the assets of the Company or of the Company and its subsidiaries on a consolidated basis or a statutory share exchange (we refer to any such transaction as an “extraordinary transaction”), so long as: (i) the Class N preferred stock remains outstanding following consummation of such extraordinary transaction with their terms materially unchanged, taking into account that, upon the occurrence of such an extraordinary transaction, the Company may not be the surviving entity (in which case, the Class N preferred stock may be converted into or exchanged for preferred stock or preferred shares of the surviving entity having terms materially the same as the Class N preferred stock) and, if applicable, with any changes to the terms of the Class N preferred stock required pursuant to and made in compliance with the current terms of the Class N preferred stock in connection with such extraordinary transaction and (ii) if such transaction also constitutes a fundamental change, the provisions under “–Special Rights Upon a Fundamental Change” are complied with in connection with such extraordinary transaction, then the occurrence of such extraordinary transaction shall not be deemed to adversely affect the powers, preferences, or other special rights or privileges of the Class N preferred stock or its holders and in such case such holders shall not have any voting rights with respect to the occurrence of such extraordinary transaction under this paragraph.

The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required will be effected, all outstanding shares of Class N preferred stock have been converted, surrendered for voluntary conversion or called for mandatory conversion and a sufficient number of shares of our common stock have been deposited in trust to effect such conversion.

Conversion Rights

Each holder of Class N preferred stock shall have the right, at any time, at its option, to convert, subject to the terms and provisions described below, any or all of such holder’s shares of Class N preferred stock into such whole number of fully paid and nonassessable shares of our common stock per converted share of Class N preferred stock as is equal to the conversion rate in effect on the conversion date, subject to the conversion rate adjustments described below under “–Conversion Rate Adjustment.” Each holder of depositary shares shall have the right, at any time, at its option, to convert, subject to the terms and provisions described below, any or all of such holder’s depositary shares into shares of our common stock upon the same terms as the Class N preferred stock except that the number of shares of common stock receivable upon conversion of each depositary share will be equal to the number of shares of common stock receivable upon conversion of one share of Class N preferred stock divided by 1,000.

The holders of depositary shares at the close of business on a dividend record date will be entitled to receive the dividend payment on those shares on the corresponding dividend payment date notwithstanding the conversion of such shares following that dividend record date or our failure to pay the dividend due on that dividend payment date. However, shares of Class N preferred stock surrendered for conversion at the option of the holder during the period between the close of business on any dividend record date and the close of business on the business day immediately preceding the applicable dividend payment date must be accompanied by payment of an amount equal to the dividend payable on such shares on that dividend payment date. A holder of depositary shares on a dividend record date who (or whose transferee) surrenders any depositary shares for conversion on the corresponding dividend payment date will receive the dividend payable by us on the shares of Class N preferred stock on that date, and the converting holder need not include payment in the amount of such dividend upon surrender of depositary shares for conversion. Except as provided above with respect to a voluntary conversion and as provided under “–Mandatory Conversion” and “–Special Rights Upon a Fundamental Change,” we will make no payment or allowance for unpaid dividends, whether or not in arrears, on converted shares or for dividends on the shares of our common stock issued upon conversion.

The terms of the Class N preferred stock provide that we at all times shall reserve and keep available for issuance upon conversion of the shares of Class N preferred stock a sufficient number of authorized and unissued shares of our common stock to permit the conversion of all outstanding shares of Class N preferred stock and that we use reasonable best efforts to take all action required to increase the authorized number of shares of our common stock if at any time there are insufficient unissued shares of our common stock to permit such reservation or to permit the conversion of all outstanding shares of Class N preferred stock.

In addition, the terms of the Class N preferred stock provide that any shares of common stock issued upon conversion of the shares of Class N preferred stock will be validly issued, fully paid and nonassessable and that we will use reasonable best efforts to list the shares of our common stock required to be delivered upon conversion of the shares of Class N preferred stock, prior to such delivery, upon each national securities exchange, if any, upon which the outstanding shares of our common stock are listed at the time of delivery.

Conversion Procedures

The conversion right of a record holder of depositary shares shall be exercised by the surrender of the receipts representing the depositary shares to be converted at the Corporate Trust Office or other office designated by the preferred stock depositary. Following such surrender by the holder of depositary shares, the preferred stock depositary shall, among other things, notify the transfer agent of (a) the number of shares of Class N preferred stock to be converted, (b) the number of shares of common stock to be delivered upon such conversion and (c) the amount of cash, if any, to be delivered to the record holder of the receipts in payment of cash dividends and cash in lieu of any fractional shares. As promptly as practicable after the transfer agent receives certificates representing shares of Class N preferred stock to be converted, we will furnish to the preferred stock depositary a certificate or certificates representing the number of shares of our common stock to be delivered upon conversion of the shares of Class N preferred stock and the amount of cash referenced above. On the date of any conversion at the option of the holders, if a holder’s interest is a beneficial interest in a global certificate representing shares of Class N preferred stock, the holder must comply with the DTC’s, or successor depository’s, procedures for converting a beneficial interest in a global security.

If a holder’s interest is in certificated form, a holder must do each of the following in order to convert:

●	complete and manually sign the conversion notice, which is irrevocable, provided by the conversion agent, or a facsimile of the conversion notice, and deliver this notice to the conversion agent;
●	surrender the shares of Class N preferred stock to the conversion agent;
●	if required, furnish appropriate endorsements and transfer documents;
●	if required, pay any share transfer, documentary, stamp or similar taxes not payable by the Company; and
●	if required, pay funds equal to any declared and unpaid dividend payable on the next dividend payment date to which such holder is entitled.

The date on which a holder complies with the foregoing procedures is the “conversion date.”

The conversion agent for the shares of Class N preferred stock is initially the transfer agent. A holder may obtain copies of the required form of the conversion notice from the conversion agent (and a holder of depositary shares may obtain copies of the required form of the conversion notice from the preferred stock depositary). The conversion agent will, on a holder’s behalf, convert the shares of Class N preferred stock into shares of our common stock, in accordance with the terms of the notice delivered by the holder. A share certificate or certificates representing the shares of our common stock to be delivered in connection with the conversion, together with, if applicable, any payment of cash in lieu of fractional shares, will be delivered by the Company to the holder, or in the case of global certificates, a book-entry transfer through DTC will be made by the conversion agent. Such delivery will be made as promptly as practicable, but in no event later than three business days following the conversion date.

The person or persons entitled to receive the shares of our common stock issuable upon conversion of the shares of Class N preferred stock will be treated as the record holder(s) of such shares as of the close of business on the applicable conversion date. On the conversion date, all rights with respect to the shares of Class N preferred stock so converted, including the rights, if any, to receive notices, will terminate, except only the rights of holders thereof to receive the number of whole shares of our common stock into which such shares of Class N preferred stock have been converted (with such adjustment or cash payment for fractional shares as we may elect, as described under “–No Fractional Shares”) and, if applicable, any additional shares of common stock or other consideration as may be issuable upon conversion in payment of a make-whole premium or otherwise as described under “–Special Rights Upon a Fundamental Change” or any “reference property” that may be issuable in lieu of common stock upon conversion as described under “–Recapitalizations, Reclassifications and Changes of Shares of Our Common Stock” and the rights to which they are otherwise entitled as holders of our common stock or other property receivable upon conversion. Prior to the close of business on the applicable conversion date, the shares of our common stock issuable upon conversion of the shares of Class N preferred stock will not be deemed to be outstanding for any purpose and the holders of Class N preferred stock will have no rights with respect to the shares of our common stock, including voting rights, rights to respond to tender offers and rights to receive any dividends or other distributions on the shares of our common stock, by virtue of holding the shares of Class N preferred stock.

Mandatory Conversion

At any time we may, at our option, cause all (but not less than all) outstanding shares of Class N preferred stock to be mandatorily converted into a number of shares of our common stock for each share of Class N preferred stock equal to the then-prevailing conversion rate, but only if the daily VWAP (as defined below) of shares of our common stock equals or exceeds 130% of the then-prevailing conversion price for at least 20 trading days in a period of 30 consecutive trading days, including the last trading day of such 30-day period, ending on the trading day prior to our issuance of a press release announcing the mandatory conversion as described below. The term “trading day” means a day during which (i) trading in securities generally occurs on the NYSE or, if shares of our common stock are not listed on the NYSE, on the other principal national securities exchange on which shares of our common stock are then listed or, if shares of our common stock are not listed on a national securities exchange, on the principal other market on which shares of our common stock are then traded and (ii) there is no market disruption event (as defined below). A “trading day” only includes those days that have a scheduled closing time of 4:00 p.m. (New York City time) or the then standard closing time for regular trading on the relevant exchange or trading system. If shares of our common stock are not so listed or traded, “trading day” means a “business day.”

The term “market disruption event” means (i) a failure by the NYSE or, if shares of our common stock are not listed on the NYSE, the principal U.S. national securities exchange on which shares of our common stock are listed or, if shares of our common stock are not listed on a national securities exchange, on the principal other market on which shares of our common stock are then traded, to open for trading during its regular trading session or (ii) the occurrence or existence prior to 1:00 p.m. on any trading day for shares of our common stock of an aggregate one half hour period of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the stock exchange or otherwise) in shares of our common stock or in any options, contracts or future contracts relating to shares of our common stock.

The term “daily VWAP” means the average of the per share volume-weighted average prices of shares of our common stock for each day, as displayed under the heading “Bloomberg VWAP” on Bloomberg page “KIM.UN <Equity> AQR (NYSE VWAP)” (or its equivalent successor if such page is not available) in respect of the period from scheduled open of trading until the scheduled close of trading of the primary trading session on each such trading day (or if such volume-weighted average price is unavailable on any such day, the closing sale price (as defined below) shall be used for such day). The per share volume-weighted average price on each such day will be determined without regard to afterhours trading or any other trading outside of the regular trading session trading hours.

The “closing sale price” of shares of our common stock on any date means the closing sale price per share (or if no closing sale price is reported, the average of the closing bid and ask prices or, if more than one in either case, the average of the average closing bid and the average closing ask prices) on such date as reported on the NYSE or, if shares of our common stock are not listed on the NYSE, on the principal other national securities exchange on which shares of our common stock are then listed or, if shares of our common stock are not listed on a national securities exchange, on the principal other market on which shares of our common stock are then traded. If shares of our common stock are not so listed, the closing sale price will be an amount determined in good faith by our Board of Directors to be the fair value of the common stock.

To exercise the mandatory conversion right described above, we must issue a press release for publication on the Dow Jones News Service or Bloomberg Business News (or if either such service is not available, another broadly disseminated news or press release service selected by us) prior to the opening of business on the first trading day following any date on which the conditions described in the first paragraph of this “Mandatory Conversion” section are met, announcing such a mandatory conversion. We will also give notice by mail or by publication (with subsequent prompt notice by mail) to the holders of the shares of Class N preferred stock (not more than four business days after the date of the press release) of the mandatory conversion announcing our intention to convert the Class N preferred stock. The conversion date will be the date (which we refer to as the “mandatory conversion date”) that is five trading days after the date on which we issue such press release.

In addition to any information required by applicable law or regulation, the press release and notice of a mandatory conversion will state, as appropriate:

●	the mandatory conversion date;
●	the number of shares of our common stock to be issued upon conversion of each share of Class N preferred stock;
●	the number of shares of Class N preferred stock to be converted; and
●	that dividends on the shares of Class N preferred stock to be converted will cease to accrue on the mandatory conversion date.

On and after the mandatory conversion date, dividends will cease to accrue on the shares of Class N preferred stock that are subject to a mandatory conversion and all rights of holders of such shares of Class N preferred stock will terminate except for the right to receive the common stock issuable upon conversion thereof. The dividend payment with respect to any shares of Class N preferred stock that are subject to a mandatory conversion on a date during the period between the close of business on any dividend record date for the payment of dividends to the close of business on the corresponding dividend payment date will be payable on such dividend payment date to the record holders of such shares on such dividend record date if such shares have been converted after such dividend record date and prior to such dividend payment date. Except as provided in the immediately preceding sentence, no payment or adjustment will be made upon mandatory conversion of any shares of Class N preferred stock for unpaid accrued and accumulated dividends or for dividends with respect to the shares of our common stock issued upon such conversion.

We may not authorize or give notice of any mandatory conversion unless, prior to giving the conversion notice, all accumulated and unpaid dividends on the shares of Class N preferred stock for all quarterly dividend periods ending on or prior to the date on which we give such notice have been paid.

In addition to the mandatory conversion provision described above, if there are fewer than 150 shares of Class N preferred stock outstanding, we may, at any time, at our option, cause all such outstanding shares of Class N preferred stock to be converted into the number of whole shares of our common stock equal to the greater of (i) the then-prevailing conversion rate and (ii) the liquidation preference divided by the market value (as defined below) of the shares of our common stock as determined on the second trading day immediately prior to the mandatory conversion date. The provisions of the immediately preceding four paragraphs will apply to any such mandatory conversion pursuant to this paragraph; provided, however, that (1) the mandatory conversion date will not be less than 15 calendar days nor more than 30 calendar days after the date on which we issue a press release announcing such mandatory conversion and (2) the press release and notice of mandatory conversion need not state the number of shares of our common stock to be issued upon conversion of each share of Class N preferred stock.

The term “market value” means the average of the daily VWAP of shares of our common stock for each day during a 10 consecutive trading day period ending immediately prior to the date of determination.

Conversion Rate Adjustment

The applicable conversion rate will be subject to adjustment, without duplication, upon the occurrence of any of the following events:

(1)

If we issue shares of our common stock as a dividend or distribution on shares of our common stock, or if we effect a share split or shares combination, the conversion rate will be adjusted based on the following formula:

where,

CR0 = the conversion rate in effect immediately prior to the open of business on the ex-date for such dividend or distribution, or the open of business on the effective date of such share split or share combination, as the case may be;

CR1 = the conversion rate in effect immediately after the open of business on the ex-date for such dividend or distribution, or the open of business on the effective date of such share split or share combination, as the case may be;

OS0 = the number of common shares outstanding immediately prior to the open of business on the ex-date for such dividend or distribution, or the open of business on the effective date of such share split or share combination, as the case may be; and

OS1 = the number of common shares outstanding immediately after such dividend or distribution, or such share split or share combination, as the case may be.

Any adjustment made under this clause (1) shall become effective immediately after the open of business on the ex-date for such dividend or distribution, or immediately after the open of business on the effective date for such share split or share combination. If any dividend or distribution of the type described in this clause (1) is declared but not so paid or made, or any share split or combination of the type described in this clause (1) is announced but the outstanding shares of our common stock are not split or combined, as the case may be, the conversion rate will be immediately readjusted, effective as of the date our Board of Directors determines not to pay such dividend or distribution, or not to split or combine outstanding shares of our common stock, as the case may be, to the conversion rate that would then be in effect if such dividend, distribution, share split or share combination had not been declared or announced.

(2)

If we distribute to all or substantially all holders of shares of our common stock any rights, options or warrants entitling them, for a period expiring not more than 45 days immediately following the record date of such distribution, to purchase or subscribe for shares of our common stock at a price per share less than the average of the daily VWAP of shares of our common stock over the 10 consecutive trading-day period ending on the trading day immediately preceding the ex-date for such distribution, the conversion rate will be increased based on the following formula:

where,

CR0 = the conversion rate in effect immediately prior to the open of business on the ex-date for such distribution;

CR1 = the conversion rate in effect immediately after the open of business on the ex-date for such distribution;

OS0 = the number of shares of our common stock outstanding immediately prior to the open of business on the ex-date for such distribution;

X = the total number of shares of our common stock issuable pursuant to such rights, options or warrants; and

Y = the number of shares of our common stock equal to the aggregate price payable to exercise such rights, options or warrants divided by the average of the daily VWAP of shares of our common stock over the 10 consecutive trading-day period ending on the trading day immediately preceding the ex-date for such distribution.

Any increase made under this clause (2) will be made successively whenever any such rights, options or warrants are distributed and shall become effective immediately after the open of business on the ex-date for such distribution. To the extent that shares of common stock are not delivered after the expiration of such rights, options or warrants, the conversion rate will be readjusted to the conversion rate that would then be in effect had the increase with respect to the distribution of such rights, options or warrants been made on the basis of delivery of only the number of shares of common stock actually delivered. If such rights, options or warrants are not so distributed, the conversion rate will be decreased to be the conversion rate that would then be in effect if such ex-date for such distribution had not occurred.

In determining whether any rights, options or warrants entitle the holders to subscribe for or purchase shares of our common stock at less than such average of the daily VWAP for the 10 consecutive trading day period ending on the trading day immediately preceding the ex-date for such distribution, and in determining the aggregate offering price of such shares of our common stock, there shall be taken into account any consideration received by us for such rights, options or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by our Board of Directors in its good faith judgment.

(3)

If we distribute shares of stock, evidences of indebtedness or other assets, securities or property, to all or substantially all holders of shares of our common stock, excluding:
(a) dividends or distributions referred to in the clauses (1) and (2) above;
(b) spin-offs to which the provisions set forth in the latter portion of this clause (3) shall apply; and
(c) dividends or distributions paid exclusively in cash referred to in clause (4) below, then the conversion rate will be increased based on the following formula:

where,

CR0 = the conversion rate in effect immediately prior to the open of business on the ex-date for such distribution;

CR1 = the conversion rate in effect immediately after the open of business on the ex-date for such distribution;

SP0 = the average of the daily VWAP of shares of our common stock over the 10 consecutive trading-day period ending on the trading day immediately preceding the ex-date for such distribution; and

FMV = the fair market value (as determined by our Board of Directors in its good faith judgment) of the shares of our stock, evidences of indebtedness, assets, securities or property distributable with respect to each outstanding share of our common stock on the ex-date for such distribution.

If “FMV” (as defined above) is equal to or greater than the “SP0” (as defined above), in lieu of the foregoing increase, each holder of a share of Class N preferred stock shall receive in respect of each share of Class N preferred stock owned by it, at the same time and upon the same terms as holders of shares of our common stock, the amount and kind of shares of our stock, evidences of our indebtedness, other assets, securities or property of ours that such holder would have received as if such holder owned a number of shares of common stock equal to the conversion rate in effect on the ex-date for the distribution.

Any increase made under the above portion of this clause (3) will become effective immediately after the open of business on the ex-date for such distribution.

With respect to an adjustment pursuant to this clause (3) where there has been a payment of a dividend or other distribution on shares of our common stock of any class or series, or similar equity interests, of or relating to a subsidiary or other business unit where such shares of stock or similar equity interest is listed or quoted (or will be listed or quoted upon consummation of the spin-off (as defined below)) on a national securities exchange, which we refer to as a “spin-off,” the conversion rate in effect immediately before 5:00 p.m., New York City time, on the tenth trading day immediately following, and including, the ex-date for the spin-off will be increased based on the following formula:

where,

CR0 = the conversion rate in effect immediately prior to the close of business on the tenth trading day immediately following, and including, the ex-date for the spin-off;

CR1 = the conversion rate in effect immediately after the close of business on the tenth trading day immediately following, and including, the ex-date for the spin-off;

FMV = the average of the volume-weighted average sale prices of the shares of stock or similar equity interest distributed to holders of shares of our common stock applicable to one share of common stock over the 10 consecutive trading-day period immediately following, and including, the ex-date for the spin-off; and

MP0 = the average of the daily VWAP of shares of our common stock over the 10 consecutive trading-day period immediately following, and including, the ex-date for the spin-off.

The adjustment to the conversion rate under the preceding paragraph will occur at the close of business on the tenth trading day immediately following, and including, the ex-date for the spin-off; provided that, for purposes of determining the conversion rate, in respect of any conversion during the 10 trading days following, and including, the effective date of any spin-off, references within the portion of this clause (3) related to “spin-offs” to 10 consecutive trading days shall be deemed replaced with such lesser number of consecutive trading days as have elapsed between the effective date of such spin-off and the relevant conversion date.

If the dividend or distribution described in this third clause is declared but not paid or made, the new conversion rate shall be readjusted to be the conversion rate that would then be in effect if such dividend or distribution had not been declared.

(4)

If any cash dividend or distribution is made to all or substantially all holders of shares of our common stock (excluding any dividend or distribution in connection with our liquidation, dissolution or winding up) during any of our quarterly fiscal periods in an aggregate amount that, together with other cash dividends or distributions made during such quarterly fiscal period, exceeds the product of $0.27, which we refer to as the reference dividend, multiplied by the number of shares of our common stock outstanding on the record date for such distribution, the conversion rate will be increased based on the following formula:

where,

CR0 = the conversion rate in effect immediately prior to the open of business on the ex-date for such dividend or distribution;

CR1 = the conversion rate in effect immediately after the open of business on the ex-date for such dividend or distribution;

SP0 = the average of the daily VWAP of the common stock over the 10 consecutive trading day period immediately preceding the ex-date for such dividend or distribution; and

C = the amount in cash per share of common stock distributed to holders of the common stock that exceeds the reference dividend.

Such increase shall become effective immediately after the open of business on the ex-date for such dividend or distribution. If such dividend or distribution is not so paid, the conversion rate shall be decreased to be the conversion rate that would then be in effect if such dividend or distribution had not been declared.

If “C” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each holder of shares of Class N preferred stock shall receive in respect of each share of Class N preferred stock owned by it, at the same time as holders of shares of our common stock receive their dividend or other distribution, an amount of cash equal to C multiplied by the number of shares of our common stock equal to the conversion rate in effect on the ex-date for such cash dividend or distribution.

The reference dividend amount is subject to adjustment in a manner inversely proportional to adjustments to the conversion rate; provided that no adjustment will be made to the reference dividend amount for any adjustment made to the conversion rate under this clause (4).

Notwithstanding the foregoing, if an adjustment is required to be made under this clause (4) as a result of distribution that is not a regular quarterly dividend, the reference dividend amount will be deemed to be zero.

(5)

If we or any of our subsidiaries make a payment in respect of a tender offer or exchange offer for shares of our common stock, if the cash and value of any other consideration included in the payment per share of common stock exceeds the average of the daily VWAP of shares of our common stock over the 10 consecutive trading-day period commencing on, and including, the trading day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, the conversion rate will be increased based on the following formula:

where,

CR0 = the conversion rate in effect immediately prior to the close of business on the last trading day of the 10 consecutive trading-day period commencing on, and including, the trading day next succeeding the date such tender or exchange offer expires;

CR1 = the conversion rate in effect immediately after the close of business on the last trading day of the 10 consecutive trading-day period commencing on, and including, the trading day next succeeding the date such tender or exchange offer expires;

AC = the aggregate value of all cash and any other consideration (as determined in good faith by our Board of Directors) paid or payable for shares purchased in such tender or exchange offer;

OS0 = the number of shares of our common stock outstanding immediately prior to the date such tender or exchange offer expires;

OS1 = the number of shares of our common stock outstanding immediately after the date such tender or exchange offer expires (after giving effect to such tender offer or exchange offer and excluding fractional shares); and

SP1 = the average of the daily VWAP of shares of our common stock over the 10 consecutive trading day period commencing on, and including, the trading day next succeeding the date such tender or exchange offer expires.

The increase to the conversion rate under the preceding paragraph will occur at the close of business on the tenth trading day immediately following, but excluding, the date such tender or exchange offer expires; provided that, for purposes of determining the conversion rate, in respect of any conversion during the 10 trading days immediately following, but excluding, the date that any such tender or exchange offer expires, references within this clause (5) to 10 consecutive trading days shall be deemed replaced with such lesser number of consecutive trading days as have elapsed between the date such tender or exchange offer expires and the relevant conversion date.

Notwithstanding the foregoing, if (i) a conversion rate adjustment pursuant to any of the foregoing becomes effective on any ex-date as described above and (ii) a holder converting its shares of Class N preferred stock on or after such ex-date and on or prior to the related record date would be treated as the record holder of shares of our common stock as of the related conversion date as described under “–Conversion Procedures” based on an adjusted conversion rate for such ex-date, then, notwithstanding the foregoing conversion rate adjustment provisions, the conversion rate adjustment relating to such ex-date will not be made for any holder converting shares of Class N preferred stock on or after such ex-date and on or prior to the related record date. Instead, such holder will be treated as if such holder were the record owner of the shares of our common stock on an un-adjusted basis and participate in the related dividend, distribution or other event giving rise to such adjustment.

The “ex-date” as used herein is the first date on which shares of our common stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question from us or, if applicable, from the seller of shares of our common stock on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market.

We are not required to adjust the Conversion Rate for any of the transactions described in the clauses above (other than for share splits or share combinations) if we make provision for each holder of a share of Class N preferred stock to participate in the transaction, at the same time as holders of shares of our common stock participate, without conversion, as if such holder held a number of shares of our common stock in respect of each share of Class N preferred stock equal to the conversion rate in effect on the ex-date or effective date.

If we issue rights, options or warrants that are only exercisable upon the occurrence of certain triggering events, then the conversion rate will not be adjusted pursuant to the clauses (2) or (3) above, as applicable, until the earliest of these triggering events occurs and the conversion rate will be readjusted to the extent any of these rights, options or warrants are not exercised before they expire.

If we have in effect a shareholder rights plan while any of the shares of Class N preferred stock remain outstanding, holders of the shares of Class N preferred stock will receive, upon a conversion of such shares, in addition to such shares of our common stock, rights under our shareholder rights agreement unless, prior to conversion, the rights have expired, terminated or been redeemed or unless the rights have separated from shares of our common stock. If the rights provided for in any rights plan that our Board of Directors may adopt have separated from shares of our common stock in accordance with the provisions of the applicable shareholder rights agreement so that holders of the shares of Class N preferred stock would not be entitled to receive any rights in respect of shares of our common stock that we deliver upon conversion of the shares of Class N preferred stock, we will adjust the conversion rate at the time of separation as if we had distributed to all holders of shares of our common stock, evidences of indebtedness or other assets or property pursuant to clause (3) above, subject to readjustment upon the subsequent expiration, termination or redemption of the rights.

We will not adjust the conversion rate pursuant to the clauses above unless the adjustment would result in a change of at least 1% in the then effective conversion rate. However, we will carry forward any adjustment that is less than 1% of the conversion rate and make such carry forward adjustment in any subsequent adjustment and, regardless of whether the aggregate adjustment is less than 1%, on the conversion date for any shares of Class N preferred stock. In addition, at the end of each fiscal year, beginning with the fiscal year ending December 31, 2024, we will give effect to any adjustments that we have otherwise deferred pursuant to this provision, and those adjustments will no longer be carried forward and taken into account in any subsequent adjustment. Adjustments to the conversion rate will be calculated to the nearest 1/10,000 of a share.

To the extent permitted by law and the continued listing requirements of NYSE (or any stock exchange on which shares of our common stock may then be listed), we may, from time to time, increase the conversion rate by any amount for a period of at least 20 business days or any longer period permitted or required by law, so long as the increase is irrevocable during that period and our Board of Directors determines that the increase is in our best interests. We will mail a notice of the increase to registered holders at least 15 calendar days before the day the increase commences. In addition, we may, but are not obligated to, increase the conversion rate as we determine to be advisable in order to avoid or diminish taxes to recipients of certain distributions.

Upon each adjustment to the conversion rate, a corresponding adjustment will be made to the conversion price, calculated by dividing the liquidation preference by the adjusted conversion rate.

If certain of the possible adjustments to the conversion rate of the shares of Class N preferred stock are made (or if failures to make certain adjustments occur), a holder of such shares may be deemed to have received a taxable distribution from us even though such holder has not received any cash or property as a result of such adjustments. In the case of a non-U.S. shareholder, we may, at our option, withhold U.S. federal income tax with respect to any such deemed distribution from cash payments of dividends and any other payments in respect of the shares of Class N preferred stock.

Events that Will not Result in Adjustment

The Conversion Rate will not be adjusted:

●	upon the issuance of any shares of our common stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on our securities;
●

upon the issuance of any shares of our common stock, restricted shares or restricted share units, nonqualified share options, incentive share options or any other options or rights (including share appreciation rights) to purchase shares of our common stock pursuant to nay present or future employee, director or consultant benefit plan or program of, or assumed by, us or any of our subsidiaries;

●

upon the issuance of any shares of our common stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in the preceding clause and outstanding as of the date the shares of Class N preferred stock were first issued;

●	for unpaid accrued and accumulated dividends, if any;
●	upon the repurchase of any shares of our common stock pursuant to an open-market share repurchase program or other buy-back transaction that is not a tender offer or exchange offer; or
●	for a change in the par value of shares of our common stock.

We will not take any action that would require an adjustment to the conversion rate such that the conversion price, as adjusted to give effect to such action, would be less than the then-applicable par value per share of our common stock, except that we may undertake a share split or similar event if such share split results in a corresponding reduction in the par value per share of our common stock such that the as-adjusted new effective conversion price per share would not be below the new as-adjusted par value per share of our common stock following such share split or similar transaction and the conversion rate is adjusted as provided under the first clause (and/or any such other clause(s) as may be applicable) under “–Conversion Rate Adjustment” above. In addition, the terms of the Class N preferred stock provide that we may not take any action that would result in an adjustment to the conversion rate without complying with any applicable shareholder approval rules of the NYSE or any other stock exchange on which shares of our common stock may be listed at the relevant time.

Recapitalizations, Reclassifications and Changes of Shares of Our Common Stock

In the case of any recapitalization, reclassification or change of the common stock (other than changes resulting from a subdivision, combination or certain reclassifications), a consolidation, merger or combination involving the Company, a sale, lease or other transfer to a third party of all or substantially all of the assets of the Company (or the Company and its subsidiaries on a consolidated basis), or any statutory share exchange, in each case as a result of which shares of our common stock would be converted into, or exchanged for, shares, other securities, other property or assets (including cash or any combination thereof), then, at the effective time of the transaction, the right to convert each share of Class N preferred stock will be changed into a right to convert such share of Class N preferred stock into the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) (which we refer to as the “reference property”) that a holder would have received in respect of shares of our common stock issuable upon conversion of such shares of Class N preferred stock immediately prior to such transaction. If such transaction also constitutes a fundamental change, a holder of shares of Class N preferred stock who converts its shares of Class N preferred stock in connection with such fundamental change will, if applicable, also be entitled to receive additional shares of our common stock in connection with such conversion as described below under “—Special Rights Upon a Fundamental Change,” in which case the converting holder would also receive reference property in lieu of such additional shares of our common stock. In the event that holders of our common stock have the opportunity to elect the form of consideration to be received in such transaction, the reference property into which the shares of Class N preferred stock will be convertible shall be deemed to be the weighted average of elections made by the holders of shares of Class N preferred stock who participate in such determination. The terms of the Class N preferred stock provide that we may not become a party to any such transaction unless its terms are consistent with the foregoing.

A change in the conversion right described in this “Recapitalizations, Reclassifications and Changes of Shares of Our Common Stock” could substantially lessen or eliminate the value of the conversion right. For example, if a third party acquires the Company in a cash merger, each share of Class N preferred stock would be convertible solely into cash and would no longer be potentially convertible into securities whose value could increase depending on our future financial performance, prospects and other factors. There is no precise, established definition of the phrase “all or substantially all” under applicable law. Accordingly, there may be uncertainty as to whether the provisions above would apply to a sale, transfer, lease, conveyance or other disposition of less than all of the consolidated property or assets of the Company or the Company and its subsidiaries.

No Fractional Shares

No fractional shares of our common stock or securities representing fractional shares will be issued upon conversion of the shares of Class N preferred stock, whether voluntary or mandatory. Instead, we may elect to either make a cash payment to each holder that would otherwise be entitled to a fractional share or, in lieu of such cash payment, the number of shares of common stock to be issued to any particular holder upon conversion will be rounded up to the nearest whole share.

Special Rights Upon a Fundamental Change

We must give notice of each fundamental change (as defined below) to all record holders of the shares of Class N preferred stock, by the later of 20 business days prior to the anticipated effective date of the fundamental change (which we refer to as the “fundamental change effective date”) and the first public disclosure by us of the anticipated fundamental change. In addition, we must give notice announcing the effective date of such fundamental change and certain other matters as set forth under “Determination of the Make-Whole Premium.” If a holder converts its shares of Class N preferred stock at any time beginning at the opening of business on the trading day immediately following the fundamental change effective date and ending at the close of business on the 30th trading day immediately following such effective date, the holder will automatically receive for each share of Class N preferred stock converted, a number of shares of our common stock equal to the greater of:

i.

the sum of (a) the applicable conversion rate (with such adjustment or cash payment for fractional shares as we may elect, as described under “No Fractional Shares”) and (b) the make-whole premium, if any, determined pursuant to the procedures described under “Determination of the Make-Whole Premium;” and

ii.

a number of shares of common stock equal to the lesser of (a) the liquidation preference divided by the market value of the shares of our common stock on the fundamental change effective date and (b) 5,306.4, subject to adjustment in the same manner as the conversion rate.

In addition, a converting holder will have the right to receive cash in an amount equal to all unpaid accrued and accumulated dividends on such converted shares of Class N preferred stock, whether or not declared prior to that date, for all prior dividend periods ending on or prior to the dividend payment date immediately preceding (or, if applicable, ending on) the conversion date (other than previously declared dividends on shares of Class N preferred stock payable to holders of record as of a prior date), provided that we are then legally permitted to pay such dividends.

In lieu of issuing the number of shares of our common stock issuable upon conversion pursuant to the foregoing provisions, we may, at our option, make a cash payment equal to the market value determined for the period ending on the fundamental change effective date for each such share of our common stock otherwise issuable upon conversion. Our notice of fundamental change will specify whether we intend to issue shares of our common stock or pay cash upon conversion.

A “fundamental change” will be deemed to have occurred upon the occurrence of any of the following:

1.

any “person” is or becomes the “beneficial owner,” directly or indirectly, through a purchase, merger or other transaction, of 50% or more of the total voting power of all classes of voting stock of the Company;

2.

The Company consolidates with, or merges with or into, another “person” or any “person” consolidates with or merges with or into the Company, or the Company conveys, transfers, leases or otherwise disposes of all or substantially all of the Company’s assets or all or substantially all of the assets of the Company and its subsidiaries on a consolidated basis to any “person” (whether in one transaction or a series of related transactions), other than:

a.

any transaction pursuant to which the holders of our voting stock immediately prior to the transaction collectively have the entitlement to exercise, directly or indirectly, 50% or more of the total voting power of all classes of voting stock of the continuing or surviving person immediately after the transaction; or

b.

any merger solely for the purpose of changing our jurisdiction of formation and resulting in a reclassification, conversion or exchange of outstanding shares of our common stock solely into shares of common stock of the surviving entity;

3.	the first day on which a majority of the members of our Board of Directors does not consist of “Continuing Directors;”
4.	approval of a plan of liquidation or dissolution of the Company; or
5.	shares of our common stock cease to be listed on a national securities exchange.

“Continuing Directors” means (i) individuals who, on the date of original issuance of the shares of Class N preferred stock, constituted our Board of Directors or (ii) any new directors whose election to our Board of Directors or whose nomination for election by our stockholders was approved by at least a majority of the directors then in office (or a duly constituted committee thereof) who were either directors on the date of original issuance of the shares of Class N preferred stock or whose election or nomination for election was previously so approved.

The term “beneficially own” as used herein means beneficial ownership as determined in accordance with Rule 13d-3 promulgated by the SEC under the Exchange Act, except that a person will be deemed to own any securities that such person has a right to acquire, whether such right is exercisable immediately or only after the passage of time. The term “person” includes any syndicate or group that would be deemed to be a “person” under Section 13(d)(3) of the Exchange Act and the rules of the SEC thereunder.

Notwithstanding the foregoing, a fundamental change will be deemed not to have occurred in the case of a merger or consolidation if (i) at least 90% of the consideration for shares of our common stock (excluding cash payments for fractional shares and cash payments pursuant to dissenters’ appraisal rights) in the merger or consolidation consists of common stock of a corporation or other entity organized and existing under the laws of the United States or any state thereof and traded on a national securities exchange (or which will be so traded when issued or exchanged in connection with such transaction) (which we refer to as “publicly traded common stock”) and (ii) as a result of such transaction or transactions the shares of Class N preferred stock become convertible into such publicly traded common stock.

This fundamental change conversion feature may make more difficult or discourage a takeover of the Company and the removal of incumbent management. We are not, however, aware of any specific effort to accumulate shares of our common stock or to obtain control of us by means of a merger, tender offer, solicitation or otherwise. In addition, the fundamental change conversion feature is not part of a plan by management to adopt a series of anti-takeover provisions.

Our obligation to issue shares in excess of the conversion rate in connection with a fundamental change as described above could be considered a penalty, in which case its enforceability would be subject to general principles of reasonableness of economic remedies.

Determination of the Make-Whole Premium

If a holder of Class N preferred stock elects to convert its shares of Class N preferred stock upon the occurrence of a fundamental change, in certain circumstances, we will increase the conversion rate (the “make- whole premium”) by reference to the table below.

Holders will be entitled to receive the make-whole premium only with respect to shares surrendered for conversion from and after the opening of business on the trading day immediately following the fundamental change effective date until the close of business on the 30th trading day following such fundamental change effective date.

The increase in the conversion rate will be determined by reference to the table below, based on the share price (as defined below). If holders of shares of our common stock receive only cash in the transaction constituting a fundamental change, the share price shall be the cash amount paid per share. Otherwise, the share price shall be the average of the closing sale price of shares of our common stock on the five trading days prior to but excluding the effective date of the transaction constituting a fundamental change.

The following table sets forth the share price paid, or deemed paid, per share of our common stock in a transaction that constitutes the fundamental change and the make-whole premium (expressed as the number of additional shares of our common stock that will be added to the conversion rate) to be paid upon a conversion in connection with a fundamental change:

Share Price ($)

$18.85	$20.30	$21.06	$22.56	$24.06	$25.57	$27.07	$30.08
346.1	311.0	281.8	228.1	179.1	131.1	77.7	0

The share prices set forth in the table will be adjusted as of any date on which the conversion rate of the shares of Class N preferred stock is adjusted by multiplying the applicable price in effect immediately before the adjustment by a fraction:

•	whose numerator is the conversion rate immediately before the adjustment; and
•	whose denominator is the adjusted conversion rate.

In addition, we will adjust the number of additional shares in the table at the same time, in the same manner in which, and for the same events for which, we are required to adjust the conversion rate as described under “Conversion Rate Adjustment.”

The exact share price and fundamental change effective date may not be set forth on the table, in which case:

•

if the share price is between two share prices on the table, the make-whole premium will be determined by straight-line interpolation between make-whole premium amounts set forth for the higher and lower share prices;

•	if the share price is in excess of $30.08 per share (subject to the same adjustment as provided in “–Conversion Rate” for share prices), no make-whole premium will be paid; and
•	if the share price is less than $18.85 per share (subject to the same adjustment as provided in “–Conversion Rate” for shares), no make-whole premium will be paid.

Our obligation to pay the make-whole premium could be considered a penalty, in which case the enforceability thereof would be subject to general equitable principles of reasonableness of economic remedies.

No later than the third business day after the occurrence of a fundamental change, we will provide to the holders and the transfer agent of the shares of Class N preferred stock a notice of the occurrence of the fundamental change. Such notice will state:

•	the events constituting the fundamental change;
•	the date of the fundamental change;
•	the last date on which the holder of shares of Class N preferred stock may convert shares of Class N preferred stock in connection with such fundamental change;
•	the conversion rate and, if applicable, the make-whole premium and/or other consideration issuable upon conversions of shares of Class N preferred stock in connection with such fundamental change;
•

whether we will issue common shares or deliver cash upon conversion of shares of Class N preferred stock in connection with the fundamental change and whether any of the consideration issuable upon a conversion of shares of Class N preferred stock in connection with such fundamental change will consist of reference property (and, in such case, specifying such reference property);

•	the name and address of the paying agent and the conversion agent; and
•	the procedures that the holder of shares of Class N preferred stock must follow to exercise the fundamental change conversion right.

We will also issue a press release for publication on the Dow Jones News Service or Bloomberg Business News (or if either such services is not available, another broadly disseminated news or press release service selected by us), or post notice on our website containing the information specified above, in any event prior to the opening of business on the first trading day following any date on which we provide such notice to the holders of shares of Class N preferred stock

Certain Provisions of Maryland Law and Our Charter and Bylaws

The following paragraphs summarize certain provisions of Maryland law and describe certain provisions of our charter and bylaws. This is a summary, and does not completely describe Maryland law, our charter or our bylaws. For a complete description, we refer you to the Maryland General Corporation Law, our charter and our bylaws. We have incorporated by reference our charter and bylaws as exhibits to this Form 10-K.

Election of Directors

Under the Maryland General Corporation Law, a corporation must have at least one director. Subject to this provision, a corporation’s bylaws may alter the number of directors and authorize a majority of the entire Board of Directors to alter within specified limits the number of directors set by the corporation’s charter or its bylaws.

Our bylaws provide that the number of directors shall not be less than three nor more than 15, and that the number of directors may be changed by a majority vote of the entire Board of Directors. Each director serves for a term ending at the next annual meeting of stockholders following his or her election and until his or her successor is duly elected and qualifies. There is no cumulative voting on the election of directors. Consequently, at each annual meeting of stockholders, the holders of a majority of the outstanding shares of our common stock can elect all of our directors. A vacancy resulting from an increase in the number of directors may be filled by a majority vote of the entire Board of Directors. Other vacancies may be filled by the vote of a majority of the remaining directors. However, stockholders may elect a successor to fill a vacancy on the Board of Directors which results from the removal of a director by the stockholders of the Company.

Each nominee for director shall be elected by a majority of the votes cast. A majority of the votes cast means the affirmative vote of a majority of the total votes cast “for” and “against” such nominee. Notwithstanding the foregoing, a nominee for director shall be elected by a plurality of the votes cast if the number of nominees exceeds the number of directors to be elected. If an incumbent director fails to receive the required vote for re-election, under our current bylaws, he or she is required to offer to resign from the Board of Directors, and the nominating and corporate governance committee will consider such offer to resign, determine whether to accept such director’s resignation, and will submit such recommendation for prompt consideration by our Board of Directors.

Removal of Directors

Under the Maryland General Corporation Law, unless the corporation’s charter provides otherwise, which ours does not, the stockholders of a corporation may remove any director with or without cause, by the affirmative vote of a majority of all the votes entitled to be cast for the election of directors.

Business Combinations

Under Maryland law, “business combinations” between a Maryland corporation and an interested stockholder, or an affiliate of an interested stockholder, are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange, or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested stockholder is defined as:

●	any person who beneficially owns, directly or indirectly, ten percent or more of the voting power of the corporation’s outstanding voting stock; or
●

an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the then outstanding voting stock of the corporation.

After the five-year prohibition, any business combination between the Maryland corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least:

●	80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and
●

two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom, or with whose affiliate, the business combination is to be effected, or which are held by an affiliate or associate of the interested stockholder.

These super-majority vote requirements do not apply if the corporation’s common stockholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares. None of these provisions of Maryland law will apply, however, to business combinations that are approved or exempted by the board of directors of the corporation prior to the time that the interested stockholder becomes an interested stockholder.

We have not elected to opt out of the business combination provisions of the Maryland General Corporation Law.

Control Share Acquisitions

Maryland law provides that a holder of “control shares” of a Maryland corporation acquired in a “control share acquisition” has no voting rights with respect to those shares except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter. Shares of stock owned by the acquiror, by officers or by directors who are employees of the corporation, are excluded from shares entitled to vote on the matter. “Control shares” are voting shares of stock which, if aggregated with all other shares of stock owned by the acquiror or shares of stock in respect of which the acquiror is able to exercise or direct the exercise of voting power except solely by virtue of a revocable proxy, would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power:

●	one-tenth or more, but less than one-third;
●	one-third or more, but less than a majority; or
●	a majority or more of all voting power.

Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval or shares acquired directly from the corporation. Except as otherwise specified in the statute, a “control share acquisition” means the acquisition of issued and outstanding control shares.

Once a person who has made, or proposes to make, a control share acquisition has undertaken to pay expenses and satisfied other conditions, such person may compel the board of directors of the corporation to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.

If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then the corporation may be able to redeem any or all of the control shares for fair value, except for control shares for which voting rights previously have been approved. The right of the corporation to redeem control shares is subject to certain conditions and limitations. Fair value is determined, without regard to the absence of voting rights for control shares, as of any meeting of stockholders at which the voting rights of such control shares are considered and not approved or, if no such meeting is held, as of the date of the last control share acquisition by the acquiror. If voting rights for control shares are approved at a stockholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of these appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition. Some of the limitations and restrictions otherwise applicable to the exercise of dissenters’ rights do not apply in the context of a control share acquisition.

The control share acquisition statute does not apply to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or to acquisitions approved or exempted by the charter or bylaws of the corporation.

Our bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of shares of our stock. There can be no assurance that this provision will not be amended or eliminated at any time in the future.

Subtitle 8

Subtitle 8 of Title 3 of the Maryland General Corporation Law permits a Maryland corporation with a class of equity securities registered under the Securities Exchange Act of 1934, as amended, and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of five provisions:

●	a classified board,
●	a two-thirds vote requirement for removing a director,
●	a requirement that the number of directors be fixed only by vote of the directors,
●	a requirement that a vacancy on the board be filled only by the remaining directors and for the remainder of the full term of the class of directors in which the vacancy occurred, and
●	a majority requirement for the calling of a stockholder-requested special meeting of stockholders.

Through provisions in our charter and bylaws unrelated to Subtitle 8, we already vest in the Board of Directors the exclusive power to fix the number of directorships and require, unless called by our chairman of the Board of Directors, our president, our chief executive officer or the Board of Directors, the request of holders of a majority of the outstanding shares to call a special meeting.

Amendments to the Charter

The Maryland General Corporation Law generally allows an amendment of a corporation’s charter if its board of directors adopts a resolution setting forth the amendment proposed, declaring its advisability and directing that it be submitted to the stockholders for consideration at a meeting of stockholders, and the stockholders thereafter approve such proposed amendment either at a special meeting called by the board for the purpose of approval of such amendment by the stockholders or, if so directed by the board, at the next annual stockholders meeting by the affirmative vote of two-thirds of all votes entitled to be cast on the matter.

Under Maryland law and pursuant to our charter, most amendments to our charter must be declared advisable and approved by the Board of Directors, and approved by the affirmative vote of a majority of the votes entitled to be cast at a meeting of stockholders.

Amendment to the Bylaws

Under the Maryland General Corporation Law, the power to amend the bylaws may be left with the stockholders, vested exclusively in the directors or shared.

Our bylaws provide that stockholders have the power to adopt, alter or repeal any bylaws or to make new bylaws, and that the Board of Directors shall have the power to do the same, except that the Board of Directors shall not alter or repeal the section of the bylaws governing amendments to the bylaws or any bylaws made by the stockholders.

Extraordinary Actions

Pursuant to our charter and as permitted by Maryland law, a merger, statutory share exchange, conversion into another form of entity, sale of all or substantially all of our assets or dissolution must generally be declared advisable and approved by our Board of Directors and approved by the affirmative vote of the holders of a majority of our outstanding shares of common stock.

Advance Notice of Director Nominations and New Business

Our bylaws provide that with respect to an annual meeting of stockholders, nominations of individuals for election to the Board of Directors and the proposal of business to be considered by stockholders may be made only: (i) pursuant to our notice of the meeting; (ii) by or at the direction of the Board of Directors; or (iii) by a stockholder who is a stockholder of record at the record date set for the meeting, at the time of giving the advance notice required by the bylaws and at the time of the meeting, who is entitled to vote at the meeting in the election of each individual so nominated or on any such other business, as the case may be, and who has complied with the advance notice procedures of the bylaws. With respect to special meetings of stockholders, only the business specified in our notice of the meeting may be brought before the meeting. Nominations of individuals for election to the Board of Directors at a special meeting may be made only: (i) pursuant to our notice of the meeting, (ii) by or at the direction of the Board of Directors; or (iii) provided that the Board of Directors has determined that directors shall be elected at such meeting, by a stockholder who is a stockholder of record at the record date for the meeting, at the time of giving the advance notice required by the bylaws and at the time of the meeting, who is entitled to vote at the meeting in the election of each individual so nominated and who has complied with the advance notice provisions of the bylaws.

Proxy Access

Our bylaws include provisions permitting, subject to certain eligibility, procedural and disclosure requirements, qualifying stockholders, or a qualifying group of no more than 20 stockholders, that have maintain continuous ownership of at least three percent of our outstanding common stock for at least the three prior years to require us to include in our proxy materials for an annual meeting of stockholders a number of director nominees not to exceed twenty percent of the number of directors up for election, provided that that number will be reduced by the number of stockholder nominees elected at either of the two preceding annual meetings after inclusion in the Company’s proxy materials and nominated for re-election by the Board of Directors.

Anti-takeover Effect of Certain Provisions of Maryland Law and Our Charter and Bylaws

The restrictions on ownership and transfer of our stock, the business combination provisions of the Maryland General Corporation Law and the advance notice provisions of our bylaws could delay, defer or prevent a transaction or a change of control of us that might involve a premium price for our stock or that our stockholders otherwise believe to be in their best interests. Likewise, if our Board of Directors were to elect to be subject to the provisions of Subtitle 8 or if the provision in our bylaws opting out of the control share acquisition provisions of the Maryland General Corporation Law were amended or rescinded, these provisions of the Maryland General Corporation Law could have similar anti-takeover effects.

Limitation of Liability and Indemnification

Under Maryland law, a Maryland corporation may include in its charter a provision eliminating the liability of directors and officers to the corporation and its stockholders for money damages, except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services, or (b) active and deliberate dishonesty established by a final judgment, and which is material to the cause of action. Our charter contains a provision which eliminates directors’ and officers’ liability to the maximum extent permitted by Maryland law.

The Maryland General Corporation Law requires a corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made or threatened to be made a party by reason of his service in that capacity. The Maryland General Corporation Law permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to or in which they may be made or threatened to be made a party or witness by reason of their service in those or other capacities unless it is established that: (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith; or (ii) was the result of active and deliberate dishonesty; (b) the director or officer actually received an improper personal benefit in money, property or services; or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification, and then only for expenses.

In addition, the Maryland General Corporation Law permits a Maryland corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of: (a) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation; and (b) a written undertaking by the director or officer or on his or her behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that he or she did not meet the standard of conduct.

Our charter authorizes us, and our bylaws obligate us, to the maximum extent permitted by Maryland law and without requiring a preliminary determination as to entitlement, to indemnify any present or former director or officer of us or any individual who, while a director or officer of us and at our request, serves or has served another corporation, real-estate investment trust, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity from and against any claim or liability to which that individual may become subject or which that individual may incur by reason of his or her service in that capacity, and to pay or reimburse his or her reasonable expenses in advance of final disposition of a proceeding.

Our charter and bylaws also permit us, with the approval of our Board of Directors, to indemnify and advance expenses to any person who served a predecessor of ours in any of the capacities described above and to any employee or agent of ours or a predecessor of ours.